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                                                                   EXHIBIT 10.1

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                           THIRD AMENDED AND RESTATED

                          LOAN AND SECURITY AGREEMENT


                                     AMONG


                             GREYHOUND LINES, INC.,
                                  AS BORROWER,

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN,
                                  AS LENDERS,

                                      AND

                          FOOTHILL CAPITAL CORPORATION
                                      AND
                               BANKBOSTON, N.A.,
                                   AS AGENTS



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                               TABLE OF CONTENTS


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                                                                                                                  Page(s)
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
1. DEFINITIONS AND CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
   1.1      Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
   1.2      Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
   1.3      Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
   1.4      Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
   1.5      Schedules and Exhibits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

2. LOAN AND TERMS OF PAYMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
   2.1      Revolving Advances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
   2.2      Letters of Credit.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
   2.3      Intentionally Deleted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
   2.4      Intentionally Deleted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
   2.5      Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
   2.6      Overadvances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
   2.7      Interest and Letter of Credit Fees:  Rates, Payments, and Calculations. . . . . . . . . . . . . . . . . .  45
   2.8      Collection of Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
   2.9      Crediting Payments; Application of Collections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
   2.10     Designated Account. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
   2.11     Maintenance of Loan Account; Statements of Obligations. . . . . . . . . . . . . . . . . . . . . . . . . .  48
   2.12     Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
   2.13     Eurodollar Rate Loans.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
   2.14     Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
   2.15     Requirements of Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
   2.16     Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
   2.17     Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
   2.18     Replacement of Lender.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

3. CONDITIONS; TERM OF AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
   3.1      Conditions Precedent to the Initial Advance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
   3.2      Conditions Precedent to all Advances and all Letters of Credit  . . . . . . . . . . . . . . . . . . . . .  59
   3.3      Condition Subsequent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
   3.4      Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
   3.5      Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
   3.6      Early Termination by Borrower . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

4. CREATION OF SECURITY INTEREST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
   4.1      Grant of Security Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
   4.2      Negotiable Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
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
   4.3      Collection of Accounts, General Intangibles, and Negotiable Collateral  . . . . . . . . . . . . . . . . .  61
   4.4      Delivery of Additional Documentation Required.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
   4.5      Power of Attorney . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
   4.6      Right to Inspect. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

5. REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
   5.1      No Encumbrances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
   5.2      Eligible Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
   5.3      Location of Vehicles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
   5.4      [Intentionally Deleted] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
   5.5      Location of Inventory and Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
   5.6      Inventory Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
   5.7      Location of Chief Executive Office; FEIN. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
   5.8      Due Organization and Qualification; Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
   5.9      Due Authorization; No Conflict. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
   5.10     Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
   5.11     No Material Adverse Change .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
   5.12     Solvency. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
   5.13     Employee Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
   5.14     Environmental Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
   5.15     Compliance With The ADA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

6. AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
   6.1      Accounting System . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
   6.2      Collateral Reporting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
   6.3      Schedules of Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
   6.4      Financial Statements, Reports, Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
   6.5      Registration, Use, Maintenance, Identification of Vehicles. . . . . . . . . . . . . . . . . . . . . . . .  69
   6.6      Additional Vehicles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
   6.7      Title to Equipment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
   6.8      Maintenance of Equipment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
   6.9      Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
   6.10     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
   6.11     [Intentionally Deleted] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
   6.12     Location of Borrower's Books, Inventory, and Equipment  . . . . . . . . . . . . . . . . . . . . . . . . .  72
   6.13     Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
   6.14     Employee Benefits.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
   6.15     Leases. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
   6.16     Environmental Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
   6.17     Compliance With The ADA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
   6.18     Updated Current Appraisals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
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
 7. NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
    7.1      Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
    7.2      Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
    7.3      Restrictions on Fundamental Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
    7.4      Disposal of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
    7.5      Change Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
    7.6      Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
    7.7      Restructure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
    7.8      Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
    7.9      Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
    7.10     Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
    7.11     Accounting Methods  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
    7.12     Advances, Investments and Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
    7.13     Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
    7.14     Suspension  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
    7.15     Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
    7.16     Change in Location of Chief Executive Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
    7.17     Restrictions Affecting Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
    7.18     No Prohibited Transactions Under ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
    7.19     Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
    7.20     Capital Expenditures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87

 8. EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87

 9. THE LENDER GROUP'S RIGHTS AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
    9.1      Rights and Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
    9.2      Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
    9.3      Foreclosure Not A Discharge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
    9.4      Release of Trust Monies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92

10. TAXES AND EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92

11. WAIVERS; INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
    11.1     Demand; Protest; etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
    11.2     The Lender Group's Liability for Collateral.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
    11.3     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93

12. NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94

13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95

14. DESTRUCTION OF BORROWER'S DOCUMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
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
15. ASSIGNMENTS AND PARTICIPATION; SUCCESSORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . .  97
    15.1     Assignments and Participation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
    15.2     Successors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
    15.3     Registry  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99

16. AMENDMENTS; WAIVERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
    16.1     Amendments and Waivers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
    16.2     No Waivers; Cumulative Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101

17. AGENTS; THE LENDER GROUP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
    17.1     Appointment and Authorization of Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
    17.2     Delegation of Duties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
    17.3     Liability of Agent-Related Persons. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
    17.4     Reliance by Agents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
    17.5     Notice of Default or Event of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
    17.6     Credit Decision.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
    17.7     Costs and Expenses; Indemnification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
    17.8     Agents in Individual Capacity.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
    17.9     Successor Agents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
    17.10    Withholding Tax.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
    17.11    Collateral Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
    17.12    Restrictions on Actions by Lenders; Sharing of Payments.  . . . . . . . . . . . . . . . . . . . . . . . . 108
    17.13    Agency for Perfection.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
    17.14    Payments by Facility Agent to the Lenders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
    17.15    Concerning the Collateral and Related Loan Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . 109
    17.16    Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and
             Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  109
    17.17    Several Obligations; No Liability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  110

18. GENERAL PROVISIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
    18.1     Effectiveness.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
    18.2     Section Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
    18.3     Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
    18.4     Severability of Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
    18.5     Counterparts; Telefacsimile Execution.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
    18.6     Revival and Reinstatement of Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
    18.7     Integration.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
    18.8     Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 112
    18.9     Survival of Indemnification Obligations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
    18.10    Conflicting Terms; Mortgage Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
    18.11    Amendment and Restatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 114





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
   SCHEDULES AND EXHIBITS

Schedule C-1                 Commitment Amounts; Wire Transfer Payment Instructions
Schedule E-1                 Existing Indebtedness
Schedule P-1                 Permitted Liens
Schedule R-1                 Real Property Collateral/Current
                             Appraisals/Etc.
Schedule 2.2(d)              Letter of Credit Fees and Costs
Schedule 5.3                 Vehicles/Core Vehicles
Schedule 5.8                 Subsidiaries
Schedule 5.13                ERISA Benefit Plans
Schedule 5.14                Environmental
Schedule 6.10                Current Insurance
Schedule 6.10(a)             SFHAs
Schedule 6.12                Location of Books and Records, Inventory
                             and Equipment
Schedule 7.6(h)              Existing Guarantees
Schedule 7.10(i)             Existing Investments
Schedule 18.10               Mortgage Terms

Exhibit A-1                  Form of Assignment and Acceptance
Exhibit C-1                  Form of Compliance Certificate
Exhibit F-1                  Form of Financial Covenant Compliance Certificate
Exhibit 2.1(n)               Form of Note
Exhibit 6.4(e)               Form of Borrowing Base Certificate
Exhibit 18.8                 Form of Confidentiality Agreement





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
                           THIRD AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT

   THIS THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (THIS "AGREEMENT"), is entered into as of May 21, 1997, among GREYHOUND LINES, INC., a Delaware corporation ("Borrower"), with its chief executive office located at 15110 N. Dallas Parkway, Dallas, Texas 75248, on the one hand, and the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), and FOOTHILL CAPITAL CORPORATION and BANKBOSTON, N.A., as Agents, on the other hand.

                                    RECITALS

   A. Borrower and Foothill Capital Corporation ("Existing Lender") entered into that certain Second Amended and Restated Loan and Security Agreement, dated as of June 5, 1995 (as amended, the "Existing Agreement"), pursuant to which Existing Lender extended to Borrower a secured, revolving credit facility (the "Existing Facility") as evidenced by the Existing Agreement and the Loan Documents referenced therein (collectively the "Existing Loan Documents").

   B. Concurrently herewith Existing Lender has assigned all of its right, title, and interest in the Existing Facility and under the Existing Loan Documents to the Lender Group, as that term is defined below, and the Lender Group and Borrower desire to amend and restate the Existing Agreement in its entirety in accordance with the terms and provisions of this Agreement.

   The parties agree as follows:

   1.       DEFINITIONS AND CONSTRUCTION.

            1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

                    "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

                    "Accounts" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.





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
                    "Act" means all applicable present and future laws, regulations, statutes, common law, rules, ordinances, codes, licenses, permits, orders, approvals, authorizations, concessions, franchises, and legally binding similar items of any federal, state, or local government, instrumentality, or body having jurisdiction over the Real Property and related to Hazardous Materials, as the same may be amended, modified, or supplemented from time to time.

                    "ADA" means the Americans with Disabilities Act, 42 U.S.C. Sections 12101, et. seq., and all applicable rules and regulations promulgated thereunder.

                    "Additional Vehicles" means those 87 Vehicles designated as such on Schedule 5.3.

                    "Adjusted Eurodollar Rate" means, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next 1/16%) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to (i) 100% minus (ii) the Reserve Percentage. "Reserve Percentage" means the then stated rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of eurocurrency funding or liabilities as defined in Regulation D of the Board of Governors of the Federal Reserve System (or any successor category of liabilities under Regulation D). The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

                    "Advances" has the meaning set forth in Section 2.1(a).

                    "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

                    "Agent's Account" has the meaning set forth in Section 2.8.

                    "Agent Advance" has the meaning set forth in Section 2.1(h).

                    "Agent Loan" has the meaning set forth in Section 2.1(g).

                    "Agent Loan Availability" means, as of the date of determination, the result (so long as such result is a positive number) of (a) $10,000,000, less (b) the then outstanding balance of Agent Loans.





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
                    "Agent-Related Persons" means Agents, together with their Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of Agents and such Affiliates.

                    "Agents" means, collectively, Facility Agent and Facility Co-Agent.

                    "Agents' Fee Letter" means that certain letter addressed to Agents by Borrower, of even date herewith.

                   "Agreement" has the meaning set forth in the preamble hereto.

                    "Asset Sale" means (a) the sale, lease, conveyance or other disposition (a "disposition") of any assets or rights (including, without limitation, by way of a sale and leaseback), excluding sales of passenger tickets and inventory in the ordinary course of business (provided that the disposition of all or substantially all of the assets of Borrower and its Restricted Subsidiaries taken as a whole will be governed by Section 7.3 and not by the provisions of Section 7.4) and (b) the issue or sale by Borrower or any of its Restricted Subsidiaries of Equity Interests of any of Borrower's Subsidiaries, in the case of either clause (a) or (b), whether in a single transaction or a series of related transactions (i) that have a fair market value in excess of $1,000,000 or (ii) for net proceeds in excess of $1,000,000. Notwithstanding the foregoing, (i) Borrower shall not dispose of more than 33 1/3% of its interest in any Wholly Owned Restricted Subsidiary and (ii) the following transactions will be deemed not to be Asset Sales, if conducted prior to the occurrence and continuation of an Event of Default: (A) a sale for fair market value of Real Property not constituting Core Real Property Collateral and obsolete or excess buses and motor vehicles that are not Vehicles; (B) a disposition of assets by Borrower to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to Borrower or to another Wholly Owned Restricted Subsidiary; (C) a disposition of Equity Interests by a Wholly Owned Restricted Subsidiary to Borrower or to another Wholly Owned Restricted Subsidiary, (D) a sale-leaseback transaction, where the sale is for fair market value, involving buses and motor vehicles that are not Vehicles or Real Property not constituting Core Real Property Collateral within 365 days of the acquisition of such buses or Real Property by Borrower or any of its Restricted Subsidiaries; (E) a disposition of assets for fair market value by Borrower or any of its Restricted Subsidiaries to a Person that is an Affiliate of Borrower or such Restricted Subsidiary and is engaged in the passenger transportation business (or a business that is reasonably complementary or related thereto as determined in good faith by the Board of Directors), which Person is an Affiliate solely because Borrower or such Restricted Subsidiary has an Investment in such Person, provided, that such transaction complies with
Section 7.13; and (F) any customary pooling, interline, intermodal or other similar arrangement with another Person engaged in the passenger transportation business (including, without limitation, related dispositions of buses, terminal space and other assets).

                    "Assignee" has the meaning set forth in Section 15.1.





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
                    "Assignment and Acceptance" has the meaning set forth in
Section 15.1 (a) and shall be in the form of Exhibit A-1.

                    "Authorized Person" means any officer or other employee of Borrower.

                    "Availability" means, as of the date of determination, the result (so long as such result is a positive number) of (a) the lesser of the Borrowing Base or the Maximum Revolving Amount, less (b) the Revolving Facility Usage.

                    "Average Unused Portion of Maximum Revolving Amount" means, as of any date of determination, (a) the Maximum Revolving Amount, less (b) the sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (ii) the average Daily Balance of the undrawn Letters of Credit that were outstanding during the immediately preceding month.

                    "BankBoston" means BankBoston, N.A. a national banking association.

                    "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), as amended, and any successor statute.

                    "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower, any Subsidiary of Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

                    "Board of Directors" means the Board of Directors of Borrower or any authorized committee of such Board of Directors.

                    "Borrower" has the meaning set forth in the preamble to this Agreement.

                    "Borrower's Books" means all of Borrower's presently existing and hereafter existing books and records including: ledgers; records indicating, summarizing, or evidencing Borrower's properties or assets (including the Collateral) or liabilities; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

                    "Borrowing" means a borrowing hereunder consisting of Advances made on the same day by the Lenders, or by Facility Agent in the case of an Agent Loan or an Agent Advance.

                    "Borrowing Base" has the meaning set forth in
Section 2.1(a).





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
                    "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close, and, if the applicable Business Day relates to any Eurodollar Rate Loan, means such a day on which dealings are carried on in the London interbank market.

                    "Capital Expenditure" means, without duplication, expenditures (including, without limitation, Capital Lease Obligations and purchase money Indebtedness in the year in which created but excluding payments made thereon) of Borrower and its Restricted Subsidiaries in respect of the purchase or other acquisition of fixed or capital assets (excluding capital expenditures for buses and other motor vehicles).

                    "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP; provided, however capital leases of buses and other motor vehicles shall be excluded from this definition.

                    "Capital Stock" means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                    "Cash Equivalents" means (a) United States dollars, (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500,000,000, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above,
(d) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Service and in each case maturing within six months after the date of acquisition and (e) money market mutual funds substantially all of the assets of which are of the type described in the foregoing clauses (a) through (d).

                    "Change of Control" shall be deemed to have occurred at such time as a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 50% of the total voting power of all classes of stock then outstanding of Borrower entitled to vote in the election of directors.





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
                    "Closing Date" means the date of the making of the initial Advance hereunder.

                    "Code" means the California Uniform Commercial Code.

                    "Collateral" means each of the following:

                    (a)      the Accounts,

                    (b)      Borrower's Books,

                    (c)      the Equipment,

                    (d)      the General Intangibles,

                    (e)      the Inventory,

                    (f)      the Negotiable Collateral,

                    (g)      the Real Property Collateral,

                    (h)      the Vehicles and any parts therefor;

                    (i) any money, or other assets of Borrower that now or hereafter come into the possession, custody, or control of the Lender Group, and

                    (j) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Borrower's Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, Real Property Collateral, Vehicles, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof. Collateral does not include buses or motor vehicles that are not Vehicles or Real Property which is not Real Property Collateral.

                    "Collateral Access Agreement" means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgement agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Collateral, in each case, in form and substance satisfactory to Agents.

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
                    "Collections" means all cash, checks, notes, instruments, and other items of payment (including, insurance proceeds, proceeds of sales, rental proceeds, and tax refunds).

                    "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 15.1, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 15.1 and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

                    "Common Stock" means the common stock of Borrower, par value $0.01 per share.

                    "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 and delivered by the Chief Financial Officer of Borrower to Facility Agent.

                    "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, to the extent deducted or excluded in calculating Consolidated Net Income for such period, (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, (b) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries, (c) Consolidated Interest Expense and (d) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries, in each case, on a consolidated basis and determined in accordance with GAAP.

                    "Consolidated Interest Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Consolidated Interest Expense of such Person for such period; provided, however, that the Consolidated Interest Coverage Ratio shall be calculated giving pro forma effect to each of the following transactions as if each such transaction had occurred at the beginning of the applicable four-quarter reference period: (a) any incurrence, assumption, guarantee, or redemption by Borrower or any of its Restricted Subsidiaries of any Indebtedness (other than the Obligations) subsequent to the commencement of the four quarter period for which the Consolidated Interest Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Consolidated Interest Coverage Ratio is made (the
"Calculation Date"); (b) any Permitted Investment, or  any   Restricted Payment
permitted to be made under Section 7.10, that has been made by Borrower or any of its Restricted Subsidiaries, or approved and expected to be consummated within 30 days of the Calculation Date, including, in each case, through a merger or consolidation, and including any related financing transactions, during the four-quarter

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F6384-0813
reference period or subsequent to such reference period and on or prior to the Calculation Date (in which case, for purposes of this definition, Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (c) of the proviso set forth in the definition of Consolidated Net Income); and (c) any other transaction that may be given pro forma effect in accordance with Article 11 of Regulation S-X as in effect from time to time; provided further, however, that (i) the Consolidated Cash Flow attributable to operations or businesses disposed of prior to the Calculation Date shall be excluded and (ii) the Consolidated Interest Expense attributable to operations or businesses disposed of prior to the Calculation Date shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

                    "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of (a) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financing, and net payments (if any) pursuant to Hedging Obligations) and (b) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period.

                    "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (b) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (c) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (d) the cumulative effect of a change in accounting principles shall be excluded.

                    "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (a) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date; plus (b) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment

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F6384-0813
of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock; plus (c) the amount (but in no event more than $30,000,000) by which the consolidated equity described in clause (a) above would be reduced in the event the liability of Borrower to make Plan contributions is increased as a result of a change in a prescribed mortality table pursuant to the provisions of the Retirement Protection Act of 1994.

                    "Core Real Property Collateral" means each parcel of the Real Property Collateral that is so designated on Schedule R-1, and for which each of the following exists: (a) a Fair Market Value on a Current Appraisal;
(b) a policy of title insurance or marked commitments to issue the same; (c) a Phase-I (and, where reasonably required by Agents, a Phase-II) environmental report; and (d) a duly executed Mortgage, each of the foregoing of which shall be reasonably satisfactory to Agents.

                    "Core Vehicles" means Vehicles for which each of the following exists: (a) an Orderly Liquidation Value on a Current Appraisal; and
(b) a certificate of title (or the relevant applications therefor, duly completed and executed by Borrower), in the possession of Facility Agent, properly reflecting Facility Agent's first priority Lien on behalf of the Lender Group, each of the foregoing of which shall be reasonably satisfactory to Agents.

                    "Current Appraisal" means: (a) with respect to Vehicles, an appraisal by Accuval Associates, Inc. or another appraisal firm reasonably acceptable to the Agents and Borrower, which appraisal shall be in form and substance reasonably satisfactory to the Agents. As of the Closing Date the Current Appraisal for Vehicles, including the Additional Vehicles, is the updated desk top appraisal dated April 16, 1997, by Accuval Associates, Incorporated. Upon completion of any new appraisal of Vehicles pursuant to the terms of Section 6.18, such new appraisal shall be deemed the Current Appraisal hereunder; and (b) with respect to any parcel of Core Real Property Collateral, a FIRREA appraisal by an appraisal firm reasonably acceptable to the Agents, in form and substance reasonably satisfactory to the Agents. As of the Closing Date the Current Appraisals for Core Real Property Collateral are the appraisals indicated opposite such parcels on Schedule R-1. Upon completion of any new appraisal of any Core Real Property Collateral pursuant to the terms of
Section 6.18, such new appraisal shall be deemed the Current Appraisal for the subject parcel of Core Real Property Collateral.

                    "Daily Balance" means the amount of an Obligation owed at the end of a given day.

                    "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

                    "Defaulting Lender" has the meaning set forth in
Section 2.1 (f)(ii).

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
                    "Defaulting Lenders Rate" means the Reference Rate for the first three days from and after the date the relevant payment is due and thereafter at the interest rate then applicable to Reference Rate Loans.

                    "Designated Account" means account number 58 0000 7683 of Borrower maintained with the Designated Account Bank, or such other deposit account of Borrower (located within the United States) which has been designated, in writing and from time to time, by Borrower to Facility Agent.

                    "Designated Account Bank" means LaSalle National Bank, whose office is located at 120 South LaSalle, Chicago, Illinois, 60603 and whose ABA number is 071 000505, or such other bank as Borrower shall designate from time to time and which is reasonably acceptable to the Facility Agent.

                    "Designated Payables" has the meaning set forth in
Section 6.2.

                    "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Agents regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be reasonably satisfactory to Agents.

                    "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as a result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Senior Notes mature or are redeemed or retired in full; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof (or of any security into which it is convertible or for which it is exchangeable) have the right to require the issuer to repurchase such Capital Stock (or such security into which it is convertible or for which it is exchangeable) upon the occurrence of an Asset Sale or a Change of Control shall not constitute Disqualified Stock if such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provides that the issuer thereof will not repurchase or redeem any such Capital Stock (or any such security into which it is convertible or for which it is exchangeable) pursuant to such provisions prior to compliance by Borrower with the provisions of Section 7.4.

                    "Dollars or $" means United States dollars.

                    "Eligible Accounts" means those Accounts created by Borrower in the ordinary course of its bus transportation business or its "package express" business (i.e. freight forwarding), that arise out of Borrower's rendition of transportation services or of its "package express" services, or that otherwise arise from the rendition of services by

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F6384-0813

Borrower (in each such case net of any sales taxes comprising a part thereof), but at all times excluding any of the following:

                    (a) Accounts that the Account Debtor has failed to pay within 90 days of invoice date and all Accounts owed by an Account Debtor that has failed to pay 50% or more of its Accounts owed to Borrower within 90 days of invoice date;

                    (b) Accounts with respect to which the Account Debtor is an officer, employee, Affiliate, or agent of Borrower;

                    (c) Accounts with respect to which the payment by the Account Debtor may be conditional;

                    (d) Accounts with respect to which the Account Debtor is not a resident of the United States unless supported by a letter of credit issued by a financial institution acceptable to Facility Agent in its reasonable discretion, or covered by credit insurance acceptable to Facility Agent in its reasonable discretion;

                    (e) Accounts with respect to which the Account Debtor is the United States or any department, agency, or instrumentality of the United States;

                    (f) Accounts with respect to which Borrower is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to Borrower;

                    (g) Accounts with respect to an Account Debtor whose total obligations owing to Borrower exceed 10% of all Eligible Accounts, but only to the extent of the obligations owing by such Account Debtor in excess of such percentage;

                    (h) Accounts with respect to which the Account Debtor disputes liability or makes any claim with respect thereto, or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

                    (i) Accounts the collection of which Facility Agent, in its reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition;

                    (j) Accounts that are payable in other than United States Dollars;

                    (k) Accounts that represent progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for services; and

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
                    (l) Unbilled accruals, Accounts respecting interline receivables, Accounts classified by Borrower as "other receivables" and Accounts arising out of agency stations cash receipts.

                             Notwithstanding anything to the contrary contained
in this definition, Facility Agent may revise the standards of eligibility from time to time in the exercise of its reasonable credit judgment in accordance with its customary business practices, but no such revision shall render an otherwise Eligible Account ineligible without at least ten days advance notice of such revision to Borrower.

                    "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $5,000,000,000, or the asset based lending Affiliate of such bank, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having total assets in excess of $5,000,000,000, or the asset based lending Affiliate of such bank; provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance or other financial institution, or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000, (d) any Affiliate (other than individuals) of an existing Lender, and (e) any other Person approved by Agents and Borrower.

                    "Equipment" means all of Borrower's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, tools, parts, dies, jigs, goods (other than Vehicles, buses, motor vehicles, consumer goods, farm products, or Inventory), wherever located, and any interest of Borrower in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located; provided, however, "Equipment" shall not include any fixture located on any real estate other than the Real Property Collateral, or any parts of buses, Vehicles or motor vehicles.

                    "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                    "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. Sections 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

                    "ERISA Affiliate" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC

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
Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

                    "ERISA Event" means (a) for the six year period immediately preceding the Closing Date, a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by Borrower or its Subsidiaries or any of their ERISA Affiliates.

                    "Eurodollar Rate" means, with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum (rounded upwards, if necessary, to the next 1/16%) notified to Facility Agent by Reference Bank as the rate of interest at which United States dollar deposits would be offered to Reference Bank by major banks in the London interbank market (or other Eurodollar Rate market selected by Borrower and approved by Facility Agent) on or about 11:00 a.m. (Los Angeles time) two Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrower.

                    "Eurodollar Rate Loans" means any loan or Advance (or any portion thereof) made pursuant to Section 2.1 during any period when interest on such loan or Advance (or portion thereof) is payable based on the Adjusted Eurodollar Rate.

                    "Eurodollar Rate Margin" means:

                    (a) 2.0% per annum from and including the Closing Date to and including July 31, 1997; and





                                       13
Foothill/Agent Greyhound
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
                    (b) from and including August 1, 1997, the percentage per annum set forth in the table below opposite the applicable Total Indebtedness to Consolidated Cash Flow Ratio for the latest four fiscal quarters (beginning with the four fiscal quarters ended June 30, 1997):

Total Indebtedness(1) to
Consolidated Cash Flow Ratio                          Eurodollar Rate Margin
----------------------------                          ----------------------
4.5:1.0 or greater                                             2.50%

less than 4.5:1.0, but                                         2.25%
greater than or equal to
4.0:1.0

less than 4.0:1.0, but                                         2.00%
greater than or equal to
3.5:1.0

less than 3.5:1.0, but                                         1.75%
greater than or equal to
3.0:1.0

less than 3.0:1.0                                              1.50%

After August 1, 1997, changes in the Eurodollar Rate Margin resulting from a change in the Total Indebtedness to Consolidated Cash Flow Ratio shall become effective on the first day of the second month of each fiscal quarter of Borrower, beginning November 1, 1997, and continuing on the first day of each February, May, August, and November thereafter and shall be based on the Total Indebtedness to Consolidated Cash Flow Ratio for the prior four fiscal quarters as set forth in the certificate of Borrower's Chief Financial Officer delivered pursuant to Section 6.4(e).

                    "Event of Default" has the meaning set forth in Section 8.

                    "Exchange Debentures" means the 8 1/2% Convertible Subordinated Debentures due 2009 as provided for in the Indenture dated April 16, 1997 between Borrower and U.S. Trust of Texas, N.A.





__________________________________

(1) Solely for purposes of this definition, Total Indebtedness shall be reduced by the amount of the aggregate liability of Borrower and its Restricted Subsidiaries for letters of credit but not to exceed: (a) $13,000,000 for any of Borrower's fiscal quarters before 12/31/97, and (b) $10,000,000 for any of Borrower's subsequent fiscal quarters.



                                       14
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
                    "Existing Agreement" has the meaning set forth in the recitals hereto.

                    "Existing Facility" has the meaning set forth in the recitals hereto.

                    "Existing Indebtedness" means Indebtedness of Borrower and its Restricted Subsidiaries (other than Indebtedness hereunder) in existence on the date hereof, as set forth on Schedule E-1, until such amounts are repaid.

                    "Existing Lender" means has the meaning set forth in the recitals hereto.

                    "Existing Loan Documents" has the meaning set forth in the recitals hereto.

                    "Existing Unrestricted Subsidiaries" means Amarillo Trailways Bus Company Center, Inc., Los Rapidos, Inc., Los Buenos Leasing Co., Inc., and Wilmington Union Bus Station Corporation.

                    "Facility Agent" means Foothill, solely in its capacity as facility agent or collateral agent for the Lenders, and shall include any successor agent in such capacity.

                    "Facility Co-Agent" means BankBoston, solely in its capacity as facility co-agent for the Lenders, and shall include any successor facility co-agent.

                    "Fair Market Value" means, (i) with respect to a parcel of Core Real Property Collateral, the fair market value thereof as set forth in the Current Appraisal thereof, and (ii) with respect to each share of Common Stock, the closing price of a share of Common Stock on the principal securities exchange on which the Common Stock is traded on the first trading day preceding the announcement of the transaction pursuant to which such shares of Common Stock were issued, or, if the Common Stock is not then traded on a securities exchange, the fair market value of each share of Common Stock.

                    "Financial Covenant Compliance Certificate" means a certificate substantially in the form of Exhibit F-1, and delivered by the Chief Financial Officer of Borrower to Facility Agent.

                    "FEIN" means Federal Employer Identification Number.

                    "Foothill" means Foothill Capital Corporation, a California corporation.

                    "Funding Date" means the date on which a Borrowing occurs.





                                       15
Foothill/Agent Greyhound
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
                    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board and the rules and regulations of the Securities and Exchange Commission or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

                    "General Intangibles" means all of Borrower's present and future general intangibles (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral; provided, however, that "General Intangibles" shall not include any property (including any self-insurance reserve or deposit of Borrower or any of its Affiliates) or contract right the granting of a security interest in which would be prohibited by law or contract or any leases of buses or motor vehicles which are not Vehicles.

                    "Governing Documents" means the certificate or articles of incorporation, by-laws, or other organizational or governing documents of any Person.

                    "Governmental Authority" means any federal, state, local or other governmental department, commission, board, bureau, agency, central bank, court, tribunal or other instrumentality or authority or subdivision thereof, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                    "Guarantor" means any of the Persons who now or in the future enter into a continuing guaranty of the Obligations in favor of the Lender Group.

                    "Guaranty" means any continuing guaranty of the Obligations entered into now or in the future in favor of the Lender Group.

                    "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified by any Governmental Authority having jurisdiction over environmental protection and the Real Property as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any





                                       16
Foothill/Agent Greyhound
F6384-0813
flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

                    "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements, and interest rate collar agreements, (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates and (c) any commodity futures contract, commodity option or similar agreement or arrangement designed to protect such Person against fluctuations in the price of commodities used in the ordinary course of business of such Person.

                    "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (b) the principal amount thereof, in the case of any other Indebtedness. Whenever the term "Indebtedness" is used with respect to Borrower and its Subsidiaries, it shall mean without duplication.

                    "Indemnified Liabilities" has the meaning set forth in
Section 11.3.

                    "Indemnified Person" has the meaning set forth in
Section 11.3.

                    "Indenture" means that certain Indenture, dated as of April 16, 1997, among Borrower and certain guarantors, on the one hand and PNC Bank, National Association, as trustee, on the other hand.

                    "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                    "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.





                                       17
Foothill/Agent Greyhound
F6384-0813

                    "Intellectual Property Security Agreement" means that certain Intellectual Property Security Agreement of even date herewith between Borrower and Facility Agent.

                    "Interest Period" means, for any Eurodollar Rate Loan, the period commencing on the Business Day such Eurodollar Rate Loan is disbursed or continued, or on the Business Day on which a Reference Rate Loan is converted to such Eurodollar Rate Loan, and ending on the date one, two, three, or six months thereafter, as selected by Borrower and notified to the Facility Agent pursuant to Section 2.1(d), and as further provided in Section 2.13(a).

                    "Inventory" means all present and future inventory in which Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

                    "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees by the referent Person of and Liens on any assets of the referent Person securing, Indebtedness or other obligations of other Persons), advances or capital contributions (excluding commission, travel, and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Borrower or any Restricted Subsidiary of Borrower sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Borrower such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Borrower, Borrower shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary sold or disposed of in an amount determined as provided in Section 7.12.

                    "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                    "Issuer" means Norwest Bank Minnesota, National Association or such other financial institution that is a member of the Lender Group as Facility Agent shall designate, with the consent of the Borrower, as issuer of letters of credit as contemplated under Section 2.2.

                    "L/C" has the meaning set forth in Section 2.2(a).

                    "L/C Guaranty" has the meaning set forth in Section 2.2(a).





                                       18
Foothill/Agent Greyhound
F6384-0813

                    "Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 15.1.

                    "Lender Group" means, individually and collectively, each of the individual Lenders, the Agents, the Syndication Agent, and the Syndication Co-Agent.

                    "Lender Group Expenses" means all: reasonable costs or expenses (including stamp and other similar taxes, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by the Lender Group; reasonable fees or charges paid or incurred by the Agents in connection with the Agents' transactions with Borrower, including, fees or charges for public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including the Current Appraisals and any other periodic Personal Property Collateral or Real Property Collateral appraisals permitted hereunder), real estate surveys, real estate title policies and endorsements, and environmental audits; costs and expenses incurred by Agents in the disbursement of funds to Borrower (by wire transfer or otherwise); charges paid or incurred by Agents resulting from the dishonor of checks; reasonable costs and expenses paid or incurred by Agents to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Personal Property Collateral or the Real Property Collateral, or any portion thereof, irrespective of whether a sale is consummated; reasonable costs and expenses paid or incurred by the Agents in examining Borrower's Books (subject to any limitations set forth in Section 2.12(d)); costs and expenses of third party claims or any other suit paid or incurred by the Agents in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents; and the Lender Group's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or any Guarantor, defending, or concerning the Loan Documents, irrespective of whether suit is brought; provided, however, that such attorneys fees and expenses shall be limited to reasonable attorneys fees and expenses of one lead law firm for each of the Agents and one local counsel in each jurisdiction in which any tangible Collateral may be located, or where Borrower may be incorporated or have its chief executive office located (each such local counsel to be selected by Facility Agent) and, in addition, one counsel to the Lender Group in connection with any such workout, restructuring, or Insolvency Proceeding; provided further, however that where the rights of an individual member of the Lender Group would be materially prejudiced by such representation in connection with any indemnification sought hereunder, Borrower shall also be liable for the attorneys' fees for each member so prejudiced due to a unique position or defense not available to other members of the Lender Group.





                                       19
Foothill/Agent Greyhound
F6384-0813

                    "Letter of Credit" means an L/C or an L/C Guaranty, as the context requires.

                    "Lien" means with respect to any asset of Borrower or its Restricted Subsidiaries, any mortgage, deed in trust, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to give a security interest in and any filing of or agreement to give any financing statement to perfect a security interest granted in any such asset under the Uniform Commercial Code (or equivalent statute of any jurisdiction)).

                    "Limited Recourse Debt" means Indebtedness of a Subsidiary
(a) as to which neither the Borrower nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or is otherwise directly or indirectly liable (as a guarantor or otherwise) or (ii) constitutes the lender, except, in the case of clauses (i) and (ii), to the extent permitted by Sections 7.1 and 7.10, (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) the holders of Indebtedness of the Borrower or any of its Restricted Subsidiaries having an aggregate principal amount of $10,000,000 or more to declare a default on such indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and (c) as to which the lenders have been notified in writing that they will not have any recourse to the stock of assets of the Borrower or any of its Restricted Subsidiaries, except to the extent of any Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in accordance with clause (a)(i) above.

                    "Loan Account" has the meaning set forth in Section 2.11.

                    "Loan Documents" means this Agreement, the Notes, the Disbursement Letter, the Letters of Credit, the Lockbox Agreements, the Mortgages, the Stock Pledge, the Intellectual Property Security Agreement, the Subsidiary Guaranties, the Subsidiary Security Agreements, the Agents' Fee Letter, any other note or notes executed by Borrower and payable to the Lender Group, and any other agreement entered into, now or in the future, in connection with this Agreement.

                    "Lockbox Account" shall mean a depositary account established pursuant to one of the Lockbox Agreements.

                    "Lockbox Agreements" means those certain lockbox operating procedural agreements and those certain depository account agreements, in form and substance satisfactory to Facility Agent, each of which is among Borrower, Facility Agent, and one of the Lockbox Banks.





                                       20
Foothill/Agent Greyhound
F6384-0813

                    "Lockbox Banks" means PNC Bank, Kentucky, Inc., LaSalle National Bank, Texas Commerce Bank National Association, or any other financial institution mutually acceptable to Borrower and Facility Agent.

                    "Lockboxes" has the meaning set forth in Section 2.8.

                    "Losses" shall mean any and all losses, liabilities, contingent liabilities, damages, obligations, claims, contingent claims, actions, suits, proceedings, disbursements, penalties, costs, and expenses (including, without limitation, Lender Group Expenses), whether or not an action or proceeding is commenced or threatened.

                    "Material Adverse Change" means (a) a material adverse change in, or an event having a material adverse effect on, the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower, (b) the material impairment of Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of the Lender Group to enforce the Obligations or realize upon the Collateral or the Subsidiary Collateral, (c) a material adverse effect on the value of the Collateral or the Subsidiary Collateral or the amount that the Lender Group would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral or Subsidiary Collateral as determined by the Current Appraisals or by material variations in the subsequent sales price of Vehicles (other than material variations of the sales price resulting from a casualty) from the values therefor set forth in the Current Appraisal, or (d) a material impairment of the priority of the Lender Group's Liens with respect to the Collateral or the Subsidiary Collateral. Notwithstanding the foregoing, no Material Adverse Change shall be deemed to occur solely as a result of any event arising out of the liability of Borrower to make increased Plan contributions (not to exceed $30,000,000) as a result of a change in a prescribed mortality table pursuant to the provisions of the Retirement Protection Act of 1994.

                    "Maturity Date" has the meaning set forth in Section 3.4.

                    "Maximum Real Estate Amount" means, from the Closing Date through and including November 15, 1999--$30,000,000; from November 16, 1999 through and including November 15, 2000--$27,000,000; from November 16, 2000 through and including November 15, 2001--$24,000,000; and from November 16, 2001 and thereafter--$21,000,000.

                    "Maximum Revolving Amount" means the lesser of (a) $150,000,000; and (b) the aggregate of all Commitments at such time; but in no event shall such amount be less than $125,000,000, less any reductions pursuant to Sections 2.1(o)(ii) and (iii).

                    "Maximum Vehicle Amount" means, as of the Closing Date, $92,500,000, and shall be increased thereafter at the same time, and by the same amount, as increases in the Commitments pursuant to Section 2.1(o)(i).





                                       21
Foothill/Agent Greyhound
F6384-0813

                    "Mortgages" means one or more mortgages, deeds of trust, or deeds to secure debt, or (at the Agents' option) amendments to existing mortgages, deeds of trust, or deeds to secure debt, executed by Borrower in favor of Facility Agent for the benefit of the Lender Group, the form and substance of which shall be reasonably satisfactory to Agents, that encumber the Real Property Collateral and the related improvements thereto.

                    "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

                    "Negotiable Collateral" means all of Borrower's present and future letters of credit, notes, drafts, instruments, investment property, security entitlements, securities (including the shares of stock of Subsidiaries of Borrower), documents, personal property leases (wherein Borrower is the lessor), and chattel paper.

                    "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (a) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (i) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (ii) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (b) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

                    "Net Proceeds" means the aggregate cash proceeds received by Borrower or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (without duplication) (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, sales commissions, recording fees, title transfer fees, title insurance premiums, appraiser fees and costs incurred in connection with preparing such asset for sale) and any relocation expenses incurred as a result thereof, (b) taxes paid or estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (c) amounts required to be applied to the repayment of Indebtedness (other than under this Agreement) secured by a Lien on the asset or assets that were the subject of such Asset Sale and (d) any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such asset or assets, until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reserved or the amount returned to Borrower or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

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
                    "Nominee" has the meaning set forth in Section 17.11(c).

                    "Non-Excluded Taxes" has the meaning set forth in
Section 2.16.

                    "Notes" has the meaning set forth in Section 2.1(n).

                    "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations under any outstanding Letters of Credit (including amounts reimbursed to Issuer as referenced in Section 2.2(a)(iii)(y)), premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, or Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by Borrower to the Lender Group of any kind and description pursuant to or evidenced by the Loan Documents, due or to become due, absolute or contingent, and further including all interest not paid when due and all Lender Group Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

                    "Orderly Liquidation Value" means, with respect to any Vehicle, the orderly liquidation value thereof as set forth in the Current Appraisal thereof.

                    "Originating Lender" has the meaning set forth in Section 15.1(e).

                    "Overadvance" has the meaning set forth in Section 2.6.

                    "Participant" has the meaning set forth in Section 15.1(e).

                    "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

                    "Permitted Investment" means any Investment permitted under
Section 7.12.
                    "Permitted Liens" means: (a) Liens held by the Lender
Group; (b) Liens for taxes that are either (i) not yet due and payable or (ii) subject to a Permitted Protest; (c) Liens set forth on Schedule P-1; (d) the interests of lessors under operating leases, and purchase money security interests and Liens of lessors under capitalized leases to the extent that the acquisition or lease of the underlying asset was permitted under Section 7.20, and so long as the Lien only attaches to the asset being purchased or acquired and only secures the purchase price of such asset; (e) easements, rights of way, reservations, covenants, conditions, restrictions, zoning variances, and other similar encumbrances or title defects that do not materially interfere with the use or value of the property subject thereto; (f) exceptions listed in the title insurance or commitment therefor to be delivered by Borrower hereunder in respect of the Real Property Collateral, as acceptable to Agents;

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
(g) Liens (other than any Lien imposed by ERISA) in respect of property or assets of Borrower imposed by law which were incurred in the ordinary course of business and which do not secure Indebtedness, such as carriers', warehousemen's, materialmen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of Borrower or (y) which are subject to a Permitted Protest; (h) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business of Borrower or a Restricted Subsidiary in connection with (x) workers' compensation, unemployment insurance and other types of social security, (y) to secure the performance of tenders, insurance policies, statutory obligations, customs bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of borrowed money) or (z) surety, stay, appeal or judgments bonds, provided that the aggregate amount of cash and the fair market value of the property encumbered by Liens described in this clause (z) shall not exceed $7,000,000 (exclusive of any Liens that are secured by a Letter of Credit); (i) licenses, leases or subleases granted to third Persons not materially interfering with the ordinary course of business of Borrower or a Restricted Subsidiary; (j) Liens arising from precautionary UCC (or other similar recording or notice statutes) financing statement filings regarding operating leases or consignment arrangements permitted pursuant to this Agreement; (k) deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; (l) any interest or title of a lessor, sublessor, or licensor under any lease or license agreement permitted by this Agreement; (m) Liens on the assets or property of Borrower or a Restricted Subsidiary existing prior to the time such assets were acquired by Borrower or a Restricted Subsidiary and not incurred as a result of (or in connection with or in anticipation of) such acquisition; provided that such Liens do not extend to or cover any property or assets of Borrower other than the property or assets so acquired; (n) Liens of a banking institution encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within general parameters customary within the banking industry; (o) Liens in favor of Borrower and its Restricted Subsidiaries; (p) Liens on property of a Person existing at the time such Person is merged into or consolidated with Borrower or any Restricted Subsidiary of Borrower; and (p) Liens not otherwise permitted hereunder which secure obligations not exceeding $3,000,000 in the aggregate at any one time outstanding.

                    "Permitted Protest" means the right of Borrower to contest or protest any Lien (other than any such Lien that secures the Obligations), tax, or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of Borrower in accordance with GAAP, (b) any such contest or protest is instituted and diligently prosecuted by Borrower in good faith, and (c) Facility Agent is reasonably satisfied that, while any such contest or protest is pending, there will not be any material impairment of the enforceability, validity, or priority of any of the Liens of the Facility Agent for the benefit of the Lender Group in and to the Collateral, or a material adverse

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
change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower.

                    "Permitted Refinancing Indebtedness" means any Indebtedness of Borrower or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness permitted hereunder (other than the Obligations) of Borrower and its Restricted Subsidiaries, provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus premium, if any, and accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith), (b) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (c) such Permitted Refinancing Indebtedness is otherwise on terms and conditions, taken as a whole, no less favorable to Borrower or such Restricted Subsidiary, as the case may be, as reasonably determined by Agents, than the terms and conditions of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (d) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Obligations, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Obligations on terms at least as favorable, taken as a whole, to the Lender Group as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and (e) such Indebtedness is incurred either by Borrower or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided, however, that a Restricted Subsidiary may guarantee Permitted Refinancing Indebtedness incurred by Borrower, whether or not such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided further, however, that if such Permitted Refinancing Indebtedness is subordinated in right of payment to the Obligations, such guarantee shall be subordinated to such Restricted Subsidiary's Guaranty to at least the same extent.

                    "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                    "Personal Property Collateral" means all Collateral other than the Real Property Collateral.

                    "Plan" means any employee benefit plan, program, or arrangement maintained or contributed to by Borrower or with respect to which it may incur liability.

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
                    "Post Foreclosure Property" has the meaning set forth in
Section 17.11(c).

                    "Preferred Stock" means the Borrower's 8 1/2% Convertible Exchangeable Preferred Stock and such other preferred stock as Borrower shall issue and which is not classified as Indebtedness in accordance with GAAP.

                    "Preferred Stock Offering" means the offering (i) by Borrower, concurrent with the offering of the Senior Notes, of $60,000,000 aggregate liquidation preference of its Preferred Stock, plus up to an additional $9,000,000 aggregate liquidation preference of Preferred Stock to cover over allotments, if any and (ii) in connection with any subsequently issued Preferred Stock.

                    "Productive Assets" means assets (other than assets that would be classified as current assets in accordance with GAAP) of the kind used or usable by Borrower or its Restricted Subsidiaries in the passenger transportation business (or any business that is reasonably complementary or related thereto as determined in good faith by the Board of Directors).

                    "Program" has the meaning set forth in Section 6.10.

                    "Pro-Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the aggregate amount of the Commitments.

                    "Real Property" means any estates or interests in real property now owned or hereafter acquired by Borrower.

                    "Real Property Collateral" means the parcel or parcels of real property and the related improvements thereto identified on Schedule R-1, and any Real Property owned by Carolina Trailways in the event that Borrower acquires all or substantially all of the stock or assets of such corporation.

                    "Recipient" has the meaning set forth in Section 18.8.

                    "Reference Bank" means Norwest Bank Minnesota, National Association, or any successor thereto, and, solely to the extent that such institution is unable to determine a Eurodollar Rate upon request of the Facility Agent, means BankBoston.

                    "Reference Rate" means the variable rate of interest, per annum, most recently announced by Reference Bank as its "base rate," irrespective of whether such announced rate is the best rate available from such financial institution.





                                       26
Foothill/Agent Greyhound
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
                    "Reference Rate Loans" means any loan or Advance (or any portion thereof) made pursuant to Section 2.1 during any period when interest on such loan or Advance (or portion thereof) is payable based on the Reference Rate.

                    "Reference Rate Margin" means:

                    (a) 0.50% per annum from and including the Closing Date to and including July 31, 1997; and

                    (b) from and including August 1, 1997, the percentage per annum set forth in the table below opposite the applicable Total Indebtedness to Consolidated Cash Flow Ratio for the latest four fiscal quarters (beginning with the four fiscal quarters ended June 30, 1997):

Total Indebtedness(2) to
Consolidated Cash Flow Ratio                          Reference Rate Margin
----------------------------                          ---------------------
4.5:1.0 or greater                                             1.00%

less than 4.5:1.0, but                                         0.75%
greater than or equal to
4.0:1.0

less than 4.0:1.0, but                                         0.50%
greater than or equal to
3.5:1.0

less than 3.5:1.0, but                                         0.25%
greater than or equal to
3.0:1.0

less than 3.0:1.0                                              0.00%

After August 1, 1997, changes in the Reference Rate Margin resulting from a change in the Total Indebtedness to Consolidated Cash Flow Ratio shall become effective on the first day of the second month of each fiscal quarter of Borrower, beginning November 1, 1997, and continuing on the first day of each February, May, August, and November thereafter and shall be based on the Total Indebtedness to Consolidated Cash Flow Ratio for the prior four





__________________________________

(2) Solely for purposes of this definition, Total Indebtedness shall be reduced by the amount of the aggregate liability of Borrower and its Restricted Subsidiaries for letters of credit but not to exceed: (a) $13,000,000 for any of Borrower's fiscal quarters before 12/31/97, and (b) $10,000,000 for any of Borrower's subsequent fiscal quarters.



                                       27
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
fiscal quarters as set forth in the certificate of Borrower's Chief Financial Officer delivered pursuant to Section 6.4(e).

                    "Register" has the meaning set forth in Section 15.3.

                    "Remediate" and "Remediation" includes but is not limited to the investigation of the environmental condition of the Real Property, the preparation of any feasibility studies, reports or remedial plans, and the performance of any cleanup, abatement, removal, remediation, containment, operation and maintenance, monitoring or restoration work, whether on or off of the Real Property, which is required by applicable laws or regulations establishing legally binding standards or obligations with respect to the environment.

                    "Reportable Event" means any of the events described in
Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

                    "Reports" has the meaning set forth in Section 17.16 (a).

                    "Required Lenders" means, at any time, Lenders whose Pro-Rata Shares aggregate 51% or more of the Commitments, or if the Commitments have been terminated, Lenders who have at least 51% of the aggregate unpaid principal amount of the Obligations outstanding.

                    "Requirement of Law" means, as to any Person: all (a) (i) statutes and regulations and (ii) court orders and injunctions, arbitrators's decisions, and/or similar rulings, in each instance by any Governmental Authority, or other body which has jurisdiction over such Person, or any property of such Person, or of any other Person whose conduct such Person would be responsible; and (b) that Person's organizational documents, by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

                    "Restricted Investment" means an Investment other than a Permitted Investment.

                    "Restricted Payment" has the meaning set forth in Section 7.10.

                    "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary. The Board of Directors may, with the consent of Agents (which shall not be unreasonably withheld), designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default or an Event of Default. For purposes of making such designation, all outstanding Investments by Borrower and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such





                                       28
Foothill/Agent Greyhound
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
designation. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of (a) the net book value of such Investments at the time of such designation and (b) the fair market value of such Investments at the time of such designation. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

                    "Retiree Health Plan" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by
Section 601 of ERISA.

                    "Revolving Facility Usage" means, as of any date of determination, the aggregate amount of Advances (including Agent Advances and Agent Loans) and undrawn or unreimbursed (by Borrower) Letters of Credit outstanding.

                    "Senior Notes" means any of the Series A and Series B 11-1/2% Senior Notes Due 2007 issued by Borrower pursuant to the Indenture.

                    "Settlement" has the meaning set forth in Section 2.1(i)(i).

                    "Settlement Date" has the meaning set forth in Section 2.1(i)(i).

                    "SFHA" has the meaning set forth in Section 6.10.

                    "Solvent" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and
(e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

                    "Stock Pledge" means that certain Security Agreement-Stock Pledge, of even date herewith, between Borrower and Facility Agent.





                                       29
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
                    "Subsidiary" means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).


                    "Subsidiary Collateral" means the real or personal property assets of a domestic Restricted Subsidiary subject to the Lien of Facility Agent on behalf of the Lender Group pursuant to a Subsidiary Security Agreement.

                    "Subsidiary Guaranty" means a Guaranty executed by a domestic Restricted Subsidiary of Borrower.

                    "Subsidiary Security Agreement" means those certain security agreements, stock pledges, intellectual property security agreements, mortgages or deeds of trust (or similar documents) pursuant to which Facility Agent, on behalf of the Lender Group, obtains a Lien on Subsidiary Collateral.

                    "Syndication Agent" means BancBoston Securities, Inc., solely in its capacity as syndication agent for the Lenders, and shall include any successor as syndication agent.

                    "Syndication Co-Agent" means Foothill, solely in its capacity as syndication co-agent for the Lenders, and shall include any successor as syndication co-agent.

                    "Total Indebtedness" means, with respect to any Person, the Indebtedness of such Person and its Restricted Subsidiaries.

                    "Unrestricted Subsidiary" means on the Closing Date the Existing Unrestricted Subsidiaries, and thereafter shall also include any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the board of directors, but only to the extent that the Agents approve such designation (which shall not be unreasonably withheld) and such Subsidiary (a) has no Indebtedness other than Limited-Recourse Debt, (b) is not party to any agreement, contract, arrangement, or understanding with Borrower or any Restricted Subsidiary of Borrower unless the terms of any such agreement, contract, arrangement or understanding does not violate Section 7.13, (c) is a Person with respect to which neither Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to





                                       30
Foothill/Agent Greyhound
F6384-0813
maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results, and (d) has at least one director on its board of directors that is not a director or executive officer of Borrower or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Borrower or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to Facility Agent by filing with Facility Agent a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Borrower as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 7.1, Borrower shall be in default of such covenant). The Board of Directors of Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Borrower of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (A) such Indebtedness is permitted under Section 7.1, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, (B) no Default or Event of Default would be in existence following such designation, and (C) such Restricted Subsidiary, if domestic, executes a Guaranty and any Subsidiary Security Agreements reasonably required by Agents, in substantially the same form as those executed on the Closing Date.

                    "Vehicles" means all of the presently existing buses and motor vehicles of Borrower or its domestic Restricted Subsidiaries set forth on
Schedule 5.3, and, solely to the extent that Borrower agrees to add them to
Schedule 5.3, any buses and motor vehicles that are acquired after the Closing Date by Borrower or any of its domestic Restricted Subsidiaries, or that are leased as of the Closing Date and subsequently purchased by Borrower or any of its Subsidiary Guarantors.

                    "VIAD Properties" means those certain parcels of Real Property Collateral so designated on Schedule R-1.

                    "Voidable Transfer" has the meaning set forth in
Section 18.6.

                    "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.





                                       31
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
                    "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

            1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower on a consolidated basis (but excluding any Unrestricted Subsidiaries) unless the context clearly requires otherwise.

            1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

            1.4 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by the requisite members of the Lender Group. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, restatements, substitutions, and supplements, thereto and thereof, as applicable.

            1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

     2.     LOAN AND TERMS OF PAYMENT.

            2.1     REVOLVING ADVANCES.

                    (a) Subject to the terms and conditions of this Agreement, each Lender agrees to make advances ("Advances") to Borrower in an amount at any one time outstanding not to exceed such Lender's Pro-Rata Share of an amount equal to the lesser of (i) the Maximum Revolving Amount less the outstanding balance of all undrawn or unreimbursed Letters of Credit, or (ii) the Borrowing Base less the aggregate amount of all undrawn or unreimbursed Letters of Credit. For purposes of this Agreement, "Borrowing Base," as of any date of determination, shall mean the result of:





                                       32
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
                             (w)     the least of (1) 85% of Eligible Accounts,
            (2) an amount equal to Borrower's Collections with respect to Accounts for the immediately preceding 30 day period; and (3) $2,500,000; plus

                             (x)     the least of (1) 90% of the Orderly
            Liquidation Value of Core Vehicles with respect to Core Vehicles appraised on the Current Appraisal (irrespective of whether such Vehicles have been sold or disposed of since completion of such Current Appraisal), (2) 93% of the Orderly Liquidation Value of Core Vehicles appraised on the Current Appraisal, excluding any such Vehicles sold or disposed of since completion of such Current Appraisal, and (3) the Maximum Vehicle Amount; plus

                             (y) the least of (1) 50% of the Fair Market Value of Core Real Property Collateral, (2) 30% of the total Borrowing Base, and (3) the Maximum Real Estate Amount; minus

                             (z) the aggregate amount of reserves, if any, established by Facility Agent under Sections 2.1 (b) or 10.

                    (b) Anything to the contrary in Section 2.1(a) above notwithstanding, Facility Agent may create reserves against the Borrowing Base without declaring an Event of Default: (i) if it determines that there has occurred a material uninsured loss or condemnation respecting Core Real Property Collateral (which loss or condemnation is not reflected in the Current Appraisal); (ii) if it determines that there has occurred a breach of Borrower's obligations under Section 6.18; or (iii) respecting tires and potential remediation or other environmental issues concerning Core Real Property Collateral.

                    (c) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

                    (d) Procedure for Borrowing. Each Borrowing shall be made upon Borrower's request (pursuant to the terms of Section 2.10), which request shall be irrevocable except as set forth in Section 2.13, specifying
(i) the amount of the Borrowing; (ii) the requested Funding Date; (iii) whether the Borrowing is to consist of Eurodollar Rate Loans or Reference Rate Loans; and (iv) if such Borrowing is to consist of Eurodollar Rate Loans, the requested Interest Period. If the Borrowing is to consist of Eurodollar Rate Loans, such request must be delivered to Facility Agent no later than 11:00 a.m. (California time) two Business Days prior to the requested Funding Date. If the Borrowing is to consist of Reference Rate Loans, such request must be delivered to Facility Agent no later than 11:00 a.m. (California time) one Business Day prior to the requested Funding Date; provided, however, that if the amount of such requested Borrowing consisting of Reference Rate Loans is not greater than the Agent Loan Availability at such time, then such request may be made no later than 11:00 a.m. (California time) on the requested Funding Date.





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                    (e)      Facility Agent's Election.  Promptly after receipt
of a request for a Borrowing that is to consist of Reference Rate Loans in an aggregate amount that is less than the Agent Loan Availability at such time, and if such notice is received at least one Business Day before the requested Funding Date, then the Facility Agent shall elect, in its discretion, (i) to have the terms of Section 2.1(f) apply to such requested Borrowing, or (ii) to make an Agent Loan pursuant to the terms of Section 2.1(g) in the amount of the requested Borrowing. Any requested Borrowing consisting of Reference Rate
Loans where the notice is received on the same day as the proposed Funding Date and the requested amount thereof is not greater than the Agent Loan
Availability shall be made as an Agent Loan pursuant to the terms of Section 2.1(g). In any other case, upon the receipt of a timely request for a Borrowing as set forth in Section 2.1 (d), Facility Agent shall have the terms of Section 2.1 (f) apply to such requested Borrowing.

                    (f)      Making of Advances.

                             (i)     In the event that the Facility Agent shall
elect (or pursuant to Section 2.1(e) shall be compelled) to have the terms of this Section 2.1(f) apply to a requested Borrowing as described in Section 2.1(e), then promptly after receipt of a request for a Borrowing pursuant to
Section 2.1(d), the Facility Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telephone and promptly followed by telecopy, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro-Rata Share of the requested Borrowing available to the Facility Agent in same day funds, to such account of the Facility Agent as the Facility Agent may designate, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto.
After the Facility Agent's receipt of the proceeds of such Advances, upon satisfaction of the applicable conditions precedent set forth in Sections 3.1 and 3.2, the Facility Agent shall make the proceeds of such Advances available to Borrower not later than 11:00 a.m. (California time) on the applicable Funding Date by transferring same day funds equal to the proceeds of such Advances received by the Facility Agent to the Designated Account; provided, however, that, subject to the provisions of Section 2.1(l), the Facility Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if the Facility Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (A) one or more of the applicable conditions precedent set forth in Sections 3.1 or 3.2 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (B) the requested Borrowing would exceed the Availability on such Funding Date.

                             (ii)    Unless Facility Agent receives notice from
a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Facility Agent for the account of Borrower the amount of that Lender's Pro-Rata Share of the Borrowing, Facility Agent may assume that each Lender has made or will make such amount available to Facility Agent in immediately





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available funds on the Funding Date and Facility Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Facility Agent in immediately available funds and Facility Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Facility Agent, together with interest at the Defaulting Lenders Rate for each day during such period. A notice from Facility Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is paid to Facility Agent such payment to Facility Agent shall constitute such Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not paid to Facility Agent on the Business Day following the Funding Date, Facility Agent will notify Borrower of such failure to fund and, upon demand by Facility Agent, Borrower shall pay such amount to Facility Agent for Facility Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. Any Lender that fails to make any Advance that it is required to make hereunder on any Funding Date and that has not cured such failure by making such Advance within one Business Day after written demand upon it by Facility Agent to do so, shall constitute a "Defaulting Lender" for purposes of this Agreement and shall continue to be a Defaulting Lender until such Advance is made.

                             (iii)   Facility Agent shall not be obligated to
transfer to a Defaulting Lender any payments made by Borrower to Facility Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Facility Agent to be applied first to any amounts owing to Facility Agent by such Defaulting Lender (including interest thereon as provided in this Agreement) and thereafter as provided under Sections 2.1 (i)(iii) or 2.5 (b). Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (other than matters described in Section 16.1, for which the consent of all Lenders including such Defaulting Lender must still be obtained) and determining Pro-Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Defaulting Lender's Commitment shall be deemed to be zero. This section shall remain effective with respect to such Defaulting Lender until (A) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (B) the requisite non-Defaulting Lenders, Agents, and Borrower shall have waived such Defaulting Lender's default in writing. The operation of this section shall not be construed to increase or otherwise affect the Commitment of any non-Defaulting Lender, or relieve or excuse the performance by Borrower of its duties and obligations hereunder.

                    (g)      Making of Agent Loans.

                             (i)     In the event that the Facility Agent shall
elect (pursuant to the terms of Section 2.1(e)) or shall be compelled to have the terms of this Section 2.1(g)





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apply to a requested Borrowing, Facility Agent shall make an Advance in the amount of such Borrowing (any such Advance made solely by Facility Agent pursuant to this Section 2.1(g) being referred to as an "Agent Loan" and such Advances being referred to collectively as "Agent Loans") available to Borrower not later than 11:00 a.m. (California time) on the Funding Date applicable thereto by transferring same day funds to the Designated Account. Each Agent Loan is an Advance hereunder, shall be a Reference Rate Loan, and shall be subject to all the terms and conditions applicable to other Advances, except that all payments thereon shall be payable to Facility Agent solely for its own account (and for the account of the holder of any participation interest with respect to such Advance). Subject to the provisions of Section 2.1(l), the Facility Agent shall not make any Agent Loan if the Facility Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that (i) one or more of the applicable conditions precedent set forth in Sections 3.1 or 3.2 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Facility Agent shall not otherwise be required to determine whether the applicable conditions precedent set forth in Sections 3.1 or 3.2 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Agent Loan.

                             (ii)    The Agent Loans shall be secured by the
Collateral and shall constitute Reference Rate Loans and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Obligations pursuant to Section 2.7(a).

                    (h)      Agent Advances.

                             (i)     Facility Agent hereby is authorized by
Borrower and the Lenders, from time to time in Agents' sole discretion, (1) after the occurrence of a Default or an Event of Default (but without constituting a waiver of such Default or Event of Default), or (2) at any time that any of the other applicable conditions precedent set forth in Section 3.1 or 3.2 have not been satisfied, to make Advances (which shall be Reference Rate Loans) to Borrower on behalf of the Lenders which Agents, in their reasonable business judgment, deem necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Obligations, or (C) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in
Section 10 (any of the Advances described in this Section 2.1(h) being hereinafter referred to as "Agent Advances"); provided, that Facility Agent shall not make any Agent Advances to Borrower without the consent of the Required Lenders if the amount thereof would exceed $5,000,000 in the aggregate at any one time.

                             (ii)    Agent Advances shall be repayable on
demand and secured by the Collateral, shall constitute Reference Rate Loans and Obligations hereunder, and shall bear interest at the rate applicable from time to time to the Obligations pursuant to Section 2.7(a).





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                    (i)      Settlement.  It is agreed that each Lender's
funded portion of the Advances is intended by the Lenders to be equal at all times to such Lender's Pro-Rata Share of the outstanding Advances. Such agreement notwithstanding, the Facility Agent and the Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Agent Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                             (i)     The Facility Agent shall request
settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by the Facility Agent, (1) for itself, with respect to each Agent Loan and Agent Advance, and (2) with respect to Collections received, as to each by notifying the Lenders by telephone and promptly followed by telecopy, or other similar form of transmission, of such requested Settlement, no later than 1:00 p.m. (California time) on the Business Day immediately preceding the date of such requested Settlement (the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Agent Loans, and Agent Advances for the period since the prior Settlement Date, the amount of repayments received in such period, and the amounts allocated to each Lender of the principal, interest, fees, and other charges for such period. Subject to the terms and conditions contained herein (including Section 2.1(i)(ii)): (y) if a Lender's balance of the Advances, Agent Loans, and Agent Advances exceeds such Lender's Pro-Rata Share of the Advances, Agent Loans, and Agent Advances as of a Settlement Date, then Facility Agent shall by no later than 1:00 p.m (California time) on the Settlement Date transfer in same day funds to the account of such Lender as Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro-Rata Share of the Advances, Agent Loans, and Agent Advances; and (z) if a Lender's balance of the Advances, Agent Loans, and Agent Advances is less than such Lender's Pro-Rata Share of the Advances, Agent Loans, and Agent Advances as of a Settlement Date, such Lender shall no later than 1:00 p.m. (California time) on the Settlement Date transfer in same day funds to such account of the Facility Agent as the Facility Agent may designate, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro-Rata Share of the Advances, Agent Loans, and Agent Advances.
Such amounts made available to the Facility Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Agent Loan or Agent Advance and, together with the portion of such Agent Loan or Agent Advance representing Foothill's Pro-Rata Share thereof, shall constitute Advances of such Lenders (which advances shall be Reference Rate Loans). If any such amount is not made available to the Facility Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, the Facility Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lenders Rate.

                             (ii)    In determining whether a Lender's balance
of the Advances, Agent Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro-Rata Share of the Advances, Agent Loans, and Agent Advances as of a





                                       37
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Settlement Date, Facility Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received by Facility Agent with respect to principal, interest, fees payable by Borrower and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Facility Agent to that Lender as part of such Settlement.

                             (iii)   Between Settlement Dates, the Facility
Agent, to the extent no Agent Advances or Agent Loans are outstanding, may pay over to Foothill any payments received by the Facility Agent, which in accordance with the terms of the Agreement would be applied to the reduction of the Advances, for application to Foothill's Pro-Rata Share of the Advances, and, upon the repayment in full of Foothill's Pro-Rata Share of the Advances, then to the other Lenders as provided under Section 2.5(b). If, as of any Settlement Date, Collections received since the then immediately preceding Settlement Date have been applied to Foothill's Pro-Rata Share of the Advances other than to Agent Loans or Agent Advances, as provided for in the previous sentence, Foothill shall pay to the Facility Agent for the accounts of the Lenders, and Facility Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro-Rata Share of the Advances. During the period between Settlement Dates, the Facility Agent with respect to Agent Loans and Agent Advances, and each Lender with respect to the Advances other than Agent Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by the Facility Agent or the Lenders, as applicable.

                    (j) Notation. Each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances on the grid attached to its Note or in its books and records, including computer records, such grid or such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

                    (k) Lenders' Failure to Perform. All Advances (other than Agent Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro-Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advances hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Advances hereunder, and (ii) no failure by any Lender to perform its obligation to make any Advances hereunder shall excuse any other Lender from its obligation to make any Advances hereunder.

                    (l) Overadvances. Facility Agent may make voluntary Overadvances, which shall be Reference Rate Loans, without the written consent of the Facility Co-Agent or Required Lenders for amounts charged to the Loan Account for interest, fees, or Lender Group Expenses pursuant to Section 2.1(h)(i)(2)(C). If the





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conditions for borrowing under Section 3.2(d) cannot be fulfilled, the Facility
Agent may, with the consent of the Facility Co-Agent and the Required Lenders, knowingly and intentionally continue to make Advances (including Agent Loans to the extent permitted under Section 2.1(g)(i)), which shall be Reference Rate Loans, to Borrower such failure of condition notwithstanding or modify the definition of "Borrowing Base," so long as: (i) such Overadvance or modification would not exist for more than 120 days and (ii) the amount by which Revolving Facility Usage exceeds the Borrowing Base (as defined prior to any modification of such definition under this Section 2.1 (l)) would not exceed the lesser of: (y) $12,500,000 or (z) 10% of the Borrowing Base (as defined prior to any modification of such definition under this Section 2.1
(l)). The foregoing provisions are for the sole and exclusive benefit of the Agents and the Lenders and are not intended to benefit Borrower in any way.
The Advances and Agent Loans, as applicable, that are made pursuant to this
Section 2.1(l) shall be subject to the same terms and conditions as any other Agent Advance or Agent Loan, as applicable, except that the rate of interest applicable thereto shall be the rates set forth in Section 2.7(c)(i) without regard to the presence or absence of a Default or Event of Default; provided, that the Required Lenders may, at any time, revoke Facility Agent's authorization contained in this Section 2.1(l) to make Overadvances (except for and excluding amounts charged to the applicable Loan Account for interest, fees, or Lender Group Expenses), any such revocation to be in writing and to become effective upon Facility Agent's receipt thereof; provided further, however, that the making of such Overadvances shall not constitute a waiver of such Event of Default arising therefrom. Each Lender shall be obligated to settle with Facility Agent as provided in Section 2.1(i) for the amount of such Lender's Pro-Rata Share of any unintentional Overadvances by Facility Agent reported to such Lender and any intentional Overadvances made as permitted under this Section 2.1(l).

                    (m)      Effect of Bankruptcy.   If a case is commenced by
or against any Borrower under the Bankruptcy Code, or other statute providing for debtor relief, then, without the approval of Required Lenders the Lender Group shall not make additional loans or provide additional financial accommodations under the Loan Documents to such Borrower as debtor or debtor-in-possession, or to any trustee for such Borrower, nor consent to the use of cash collateral (provided that the applicable Loan Account shall continue to be charged, to the fullest extent permitted by law, for accruing interest, fees, and Lender Group Expenses).

                    (n) Note(s). On the Closing Date, the Borrower shall execute and deliver to the Facility Agent on behalf of each Lender so requesting, a promissory note, substantially in the form of Exhibit 2.1(n) hereto (such promissory notes, together with any new notes issued pursuant to Section 15.1 upon the assignment of any portion of any Lender's Obligations and Commitments, being hereinafter referred to collectively as the "Notes" and each of such promissory notes being hereinafter referred to individually as a "Note"), to evidence such requesting Lender's Pro-Rata Share of the Obligations, in an original face amount equal to the amount of such requesting Lender's Pro-Rata Share of the Commitments and with other appropriate insertions.





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                    (o)      Increases and Reductions of Commitments.

                             (i)     Borrower may request, at any time and from
time to time before the earlier to occur of (y) December 31, 1998 and (z) a voluntary reduction of the Commitments pursuant to Section 2.1(o)(ii), that the aggregate Commitments be increased in $5,000,000 increments up to the Maximum Revolving Amount, which increases the Agents will use their best efforts to arrange either by the addition of additional members of the Lender Group (which shall be Eligible Transferees) or increases in one or more Commitments of then-existing members of the Lender Group. Facility Agent shall notify Borrower and the Lender Group in writing promptly upon completion of each such increase in the Commitments and such increase, including any related increase in the unused line fee provided for in Section 2.12 (b), will take effect upon Facility Agent's giving of such notice, and shall be subject to receipt by the Facility Agent of such certificates, opinions, and other documents as shall be reasonably necessary to evidence Borrower's authority to enter into such an increase.

                             (ii)    Borrower may permanently reduce the
unfunded portion of the Commitments in amounts equal to $5,000,000 and increments of $1,000,000 in excess thereof, at any time and from time to time without penalty. Such voluntary reductions of the Commitments shall be applied so as to maintain each Lenders's Pro-Rata Share of the remaining Commitments and shall be conditioned upon payment to the Facility Agent for the ratable benefit of the Lenders, of the accrued and unpaid unused line fee provided for in Section 2.12 (b), and upon at least two Business Days prior written notice to the Agents and the Lenders.

                             (iii)   Borrower shall be obligated to reduce the
Commitments by the amount of any unused proceeds of Asset Sales pursuant to
Section 7.4. Such mandatory reductions of the Commitments shall be applied so as to maintain each Lender's Pro-Rata Share of the remaining Commitments and shall be accompanied by payment to the Facility Agent for the ratable benefit of the Lenders, of the accrued and unpaid unused line fee provided for in
Section 2.12 (b), repayment of any Overadvances which would otherwise occur as a result of such reduction, and, if such repayments cannot be made solely from Reference Rate Loans, any amounts payable pursuant to Section 2.17 (d).

          2.2     LETTERS OF CREDIT.

         (a)      Agreement to Cause Issuance; Amounts; Outside Expiration Date.

                  (i) Subject to the terms and conditions of this Agreement, Facility Agent agrees to issue letters of credit for the account of Borrower (each, an "L/C") or to issue guarantees of payment (each such guaranty, an "L/C Guaranty") with respect to letters of credit issued by Issuer for the account of Borrower, in an aggregate undrawn and unreimbursed amount not to exceed the least of (x) the Borrowing Base less the Revolving





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Facility Usage, (y) the Maximum Revolving Amount less the Revolving Facility
Usage, and (z) $35,000,000. At no time during the term of this Agreement shall the outstanding face amount of Letters of Credit be less than $6,597,000.

                             (ii)    Borrower expressly understands and agrees
that Facility Agent shall have no obligation to arrange for the issuance by Issuer of the letters of credit that are to be the subject of L/C Guarantees. Borrower and the Lender Group acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Guarantees may be outstanding on the Closing Date, were issued by Issuer pursuant to the Existing Loan Documents, and shall be treated as if issued hereunder on the Closing Date. Each Letter of Credit shall have an expiry date no later than 5 days prior to the Maturity Date and all such Letters of Credit shall be in form and substance acceptable to Facility Agent in its reasonable discretion.

                             (iii)   If the Lender Group is obligated to
advance funds under a Letter of Credit, Borrower immediately shall reimburse such amount to Facility Agent and, in the absence of such reimbursement, the amount so advanced shall, at Agent's discretion, either (x) immediately and automatically be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances under Section 2.7 or (y) be paid directly by the Lender Group to the Issuer, not by way of an Advance, and, thereafter such amounts paid shall bear interest at the rate then applicable to non-contingent Obligations under Section 2.7.

                    (b) Indemnification. Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, including payments made by the Lender Group, expenses, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit; provided, however, that Borrower shall not be required to indemnify the Lender Group if such loss, cost, expense, or liability was the result of the gross negligence or wilful misconduct by (i) a member thereof (including a member acting as Issuer), in which case such member shall indemnify each other member of the Lender Group for any such loss, cost, or expense, or (ii) by Reference Bank acting as Issuer, in which case Foothill will indemnify each other member of the Lender Group for any such loss, cost, or expense. Borrower agrees to be bound by the Issuer's regulations and interpretations of any letters of credit guarantied by the Lender Group and opened to or for Borrower's account as set forth in the applications therefor entered into by Borrower in favor of Issuer, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions. Borrower understands that the L/C Guarantees may require the Lender Group to indemnify the Issuer for certain costs or liabilities arising out of claims by Borrower against such Issuer. Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Guaranty as a result of the Lender Group's indemnification of Issuer;





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provided, however, that Foothill shall be solely responsible for indemnifying the Lender Group for any such loss, cost, expense or liability arising out of the gross negligence or wilful misconduct of Reference Bank as Issuer.

                    (c) Supporting Materials. Borrower hereby authorizes and directs the Issuer to deliver to Facility Agent all instruments, documents, and other writings and property received by the Issuer pursuant to such letter of credit, and to accept and rely upon Facility Agent's instructions and agreements with respect to all matters arising in connection with such letter of credit and the related application. Borrower may or may not be the "applicant" or "account party" with respect to such letter of credit.

                    (d) Costs of Letters of Credit. Any and all customary fees of the Issuer for issuance, negotiation, settlement, amendments, and processing, and costs incurred by Facility Agent relating to the letters of credit guaranteed by an L/C Guaranty (all as set forth in Schedule 2.2(d)), shall be considered Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Facility Agent.

                    (e) Termination. Immediately upon the termination of this Agreement pursuant to Section 3.4, Borrower agrees to either (i) provide cash collateral to be held by Facility Agent, or a "back up" letter of credit satisfactory to Agents, in either case in an amount equal to 102% of the maximum amount of the Lender Group's obligations under Letters of Credit, or
(ii) cause to be delivered to Facility Agent releases of all of the Lender Group's obligations under outstanding Letters of Credit. At Facility Agent's discretion, any proceeds of Collateral received by Facility Agent after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this Section 2.2(e).

                    (f)      Participation.

                             (i)     Purchase of Participation.  Immediately
upon issuance of any Letter of Credit in accordance with this Section 2.2, each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in the credit support or enhancement provided through the Facility Agent to the Issuer in connection with the issuance of such Letter of Credit, equal to such Lender's Pro-Rata Share of the face amount of such Letter of Credit (including, without limitation, all obligations of Borrower with respect thereto, and any security therefor or guaranty pertaining thereto).

                             (ii)    Documentation.  Upon the request of any
Lender, the Facility Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, application for any Letter of Credit and credit support or enhancement provided through the Facility Agent in connection with the issuance of any Letter of Credit, and such other documentation as may reasonably by requested by such Lender.





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                             (iii)   Obligations Irrevocable.  The obligations
of each Lender to make payments to the Facility Agent with respect to any Letter of Credit or with respect to any credit support or enhancement provided through the Facility Agent with respect to a Letter of Credit, and the obligations of Borrower to make payments to the Facility Agent, for the account of the Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever, including, without limitation, any of the following circumstances:

                                     (A) any lack of validity or enforceability
of this Agreement or any of the other Loan Documents;

                                     (B) the existence of any claim, setoff,
defense, or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agents, the Issuer, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between such Borrower or any other Person and the beneficiary named in any Letter of Credit);

                                     (C) any draft, certificate, or any
other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                     (D) the surrender or impairment of
any security for the performance or observance of any of the terms of any of the Loan Documents; or

                                     (E) the occurrence of any Default or
Event of Default.

            2.3     INTENTIONALLY DELETED.

            2.4     INTENTIONALLY DELETED

            2.5     PAYMENTS.

                    (a)      Payments by Borrower.

                             (i)     All payments to be made by Borrower shall
be made without set-off, recoupment, deduction, or counterclaim, except as otherwise required by law. Except as otherwise expressly provided herein, all payments by Borrower shall be made to Facility Agent for the account of the Lenders or Agents, as the case may be, at Facility Agent's address set forth in
Section 12, and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Facility Agent later than 11:00 a.m. (California time), at the option of Facility





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Agent, shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                             (ii)    Except as provided in Section 2.13(b) with
respect to calculating the last day of an Interest Period, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                             (iii)   Unless Facility Agent receives notice from
Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Facility Agent may assume that Borrower has made such payment in full to Facility Agent on such date in immediately available funds and Facility Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower has not made such payment in full to Facility Agent, each Lender shall repay to Facility Agent on demand such amount distributed to such Lender, together with interest thereon at the Reference Rate for each day from the date such amount is distributed to such Lender until the date repaid.

                    (b) Apportionment and Application of Payments. Except as otherwise provided with respect to Defaulting Lenders, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Advances to which such payments relate held by each Lender) and payments of the fees (other than fees designated for Facility Agent's or Facility Co-Agent's separate account) shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to Facility Agent and all such payments not relating to specific Advances, or not constituting payment of specific fees and all proceeds of Collateral received by Facility Agent, shall be applied, first, to pay any fees or expense reimbursements then due to Facility Agent or Facility Co-Agent from Borrower; second, to pay any fees or Lender Group Expenses then due to the Lenders from Borrower; third, to pay interest due in respect of all Advances, including Agent Loans and Agent Advances; fourth, to pay or prepay principal of Agent Loans and Agent Advances; fifth, ratably to pay principal of the Advances (other than Agent Loans and Agent Advances) and unreimbursed obligations in respect of Letters of Credit; and sixth, ratably to pay any other Obligations due to Agents or any Lender by Borrower. Facility Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in Section 2.1(i).

            2.6 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrower to the Lender Group pursuant to Sections
2.1 and 2.2 is greater than either the Dollar or percentage limitations set forth in Sections 2.1 or 2.2 (an "Overadvance"), Borrower immediately shall pay to Facility Agent, in cash, the amount of





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such excess to be used by Facility Agent to reduce the Obligations pursuant to the terms of Section 2.5(b).

             2.7 INTEREST AND LETTER OF CREDIT FEES: RATES, PAYMENTS, AND CALCULATIONS.

                    (a) Interest Rate. Except as provided in Section 2.7(c) or elsewhere in the Agreement, below, all non-contingent Obligations shall bear interest as follows:

                             (i)     All non-contingent Obligations (including
Reference Rate Loans) other than Eurodollar Rate Loans shall bear interest, on the actual Daily Balance, at a per annum rate equal to the Reference Rate plus the Reference Rate Margin.

                             (ii)    Each Eurodollar Rate Loan shall bear
interest, on the actual Daily Balance, at a per annum rate equal to the Adjusted Eurodollar Rate plus the Eurodollar Rate Margin.

                    (b) Letter of Credit Fee. Borrower shall pay Facility Agent, for the benefit of the Lender Group, a fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.2(d)) equal to (i) from and including the Closing Date to and including July 31, 1997, 2.00% per annum times the average aggregate undrawn amount of all Letters of Credit outstanding during the prior month; and (ii) for any date of measurement on and after August 1, 1997, the Eurodollar Rate Margin in effect on such date times the average aggregate undrawn amount of all Letters of Credit outstanding during the prior month.

                    (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default, (i) all non-contingent Obligations shall bear interest at a per annum rate equal to the Reference Rate plus 2.00%; and
(ii) the Letter of Credit fee provided in Section 2.7(b) shall be increased to 3.50% per annum times the amount of the aggregate undrawn amount of all outstanding Letters of Credit.

                    (d)      [Intentionally Deleted]

                    (e) Payments. Letter of Credit fees payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Interest in respect of Reference Rate Loans shall be due and payable, in arrears, on the first day of each month during the term hereof and interest in respect of each Eurodollar Rate Loan shall be due and payable, in arrears, for any Interest Period of three months or less, on the last day of the Interest Period applicable thereto and, for any Eurodollar Rate Loans having an Interest Period of six months, on the three month anniversary of the Funding Date thereof and on the last day of such Interest Period. Borrower hereby authorizes Facility Agent, at its option, without prior notice to Borrower (except as provided below), to charge such





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interest and Letter of Credit fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.2(d) (as and when accrued or incurred), the fees and charges provided for in
Section 2.12 (as and when accrued or incurred), and other payments due under any Loan Document to the Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. To the extent it is practicable to do so, Facility Agent shall provide notice to Borrower of the nature and amount of any such Lender Group Expenses or any of the other foregoing fees, costs, or charges prior to same being charged to the Loan Account; provided, however, that any failure by Facility Agent to provide such notice to Borrower shall not in any way diminish Borrower's obligation to reimburse the Lender Group for such Lender Group Expenses or such fees, costs, or charges or impair the Lender Group's right to receive the same, or give rise to any liability on the part of the Lender Group; provided, further that if Facility Agent is unable to give prior notice to Borrower of the Lender Group Expenses or any of the other fees, costs or charges due (other than interest and regularly scheduled fees), Facility Agent will, in all events, give subsequent detailed notice to Borrower of such Lender Expenses or fees, costs, or charges and the constituent amounts. Any such Lender Group Expenses or other fees, costs, or charges (other than interest and regularly scheduled fees) which are charged to Borrower's account at or prior to 9:00 a.m. (California time) shall be credited that same day, and if after such time, then credited on the next Business Day. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

                    (f) Computation. The Reference Rate as of the date of this Agreement is 8.5% per annum. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately as of the opening of business on the effective date of such change shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

                    (g)      Intent to Limit Charges to Maximum Lawful Rate.
In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.





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            2.8     COLLECTION OF ACCOUNTS.  Borrower shall at all times
maintain lockboxes (the "Lockboxes") and, immediately after the Closing Date, to the extent that it has not already done so, shall instruct all Account Debtors with respect to the Accounts, General Intangibles, and Negotiable Collateral of Borrower to remit all Collections in respect thereof to such Lockboxes. Borrower, Facility Agent, and the Lockbox Banks shall enter into the Lockbox Agreements, which among other things shall provide for the opening of a Lockbox Account for the deposit of Collections at a Lockbox Bank. Borrower agrees that all Collections and other amounts received by Borrower from any Account Debtor or any other source immediately upon receipt shall be deposited into a Lockbox Account. No Lockbox Agreement or arrangement contemplated thereby shall be modified by Borrower without the prior written consent of Facility Agent. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all amounts received in each Lockbox Account shall be wired each Business Day into an account (the "Agent's Account") maintained by Facility Agent at a depositary selected by Facility Agent.

            2.9 CREDITING PAYMENTS; APPLICATION OF COLLECTIONS. The receipt of any Collections by Facility Agent (whether from transfers to Facility Agent by the Lockbox Banks pursuant to the Lockbox Agreements or otherwise) immediately shall be applied provisionally to reduce the Obligations outstanding under Section 2.1, but shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Agent's Account or unless and until such Collection item is honored when presented for payment. Should any Collection item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding:

                    (i) any Collection item shall be deemed received by Facility Agent only if it is received into the Agent's Account on a Business Day on or before 11:00 a.m. California time. If any Collection item is received into the Agent's Account on a non-Business Day or after 11:00 a.m. California time on a Business Day, it shall be deemed to have been received by Facility Agent as of the opening of business on the immediately following Business Day; and

                    (ii) at any time that an Event of Default has not occurred and is not continuing, Collections will only be applied to Obligations that are not Eurodollar Rate Loans, and to the extent that all such Obligations other than Eurodollar Rate Loans have been repaid, additional Collections will be, at the Borrower's direction, returned to Borrower or applied to such Eurodollar Rate Loans subject to any required payments under Section 2.17(d).

            2.10 DESIGNATED ACCOUNT. Facility Agent and the Lender Group is authorized to make the Advances and arrange for the issuance of the Letters of Credit under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.7(e). Borrower





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
agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by the Lender Group hereunder. Unless otherwise agreed by Facility Agent and Borrower, any Advance requested by Borrower and made by the Lender Group hereunder shall be made to the Designated Account.

            2.11 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Facility Agent shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances made by the Lender Group to Borrower or for Borrower's account, including, accrued interest, Lender Group Expenses, and any other payment Obligations of Borrower. In accordance with Section 2.9, the Loan Account will be credited with all payments received by Facility Agent from Borrower or for Borrower's account, including all amounts received in the Facility Agent's Account from any Lockbox Bank. Facility Agent shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting the Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within 60 days after receipt thereof by Borrower, Borrower shall deliver to Facility Agent written objection thereto describing the error or errors contained in any such statements.

            2.12 FEES. Borrower shall pay to Facility Agent for the ratable benefit of the Lender Group (except where otherwise indicated) the following fees, each of which shall be fully earned and nonrefundable on the date when due:

                    (a) Underwriting and Syndication Fee. On the Closing Date and upon increases in the aggregate Commitments pursuant to Section 2.1(o)(i), an underwriting and syndication fee for Agents as provided in the Agents' Fee Letter;

                    (b) Unused Line Fee. On the first day of each month during the term of this Agreement, an unused line fee in an amount equal to 0.375% per annum times the Average Unused Portion of the Maximum Revolving Amount;

                    (c) Agency Fee. On the Closing Date, and on each anniversary of the Closing Date, an annual agency fee in the amount set forth in the Agents' Fee Letter;

                    (d) Financial Examination, Documentation, and Appraisal Fees. For the sole account of Facility Agent a fee of $650 per day per examiner, plus out-of-pocket expenses for each financial analysis and examination (i.e., audits) of Borrower performed by personnel employed by Facility Agent; provided, however, that, such audits will not be conducted more often than twice per calendar year and at any other time reasonably determined by Facility Agent if an Event of Default has occurred and is continuing.





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            2.13    EURODOLLAR RATE LOANS.  Notwithstanding any other
provisions to the contrary contained in this Agreement, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

                    (a) Borrowing; Conversion; Continuation. Borrower may from time to time, on or after the Closing Date, request in a written or telephonic communication with the Facility Agent: (i) a Borrowing consisting of Eurodollar Rate Loans (pursuant to Section 2.1 (d)); (ii) that Reference Rate Loans be converted into Eurodollar Rate Loans; or (iii) that existing Eurodollar Rate Loans continue for an additional Interest Period. Any such request shall specify the aggregate amount of the requested Eurodollar Rate Loans, the proposed Funding Date (which shall be a Business Day, and with respect to continued Eurodollar Rate Loans shall be the last day of the Interest Period of the existing Eurodollar Rate Loans being continued), and the proposed Interest Period, in each case subject to the limitations set forth
below).   Eurodollar Rate Loans may only be made, continued, or extended if, as of the proposed Funding Date each of the following conditions is satisfied:

                             (i)     no Event of Default exists;

                             (ii) no more than five Interest Periods may be in effect at any one time;

                             (iii) the amount of each Eurodollar Rate Loan borrowed, converted, or continued must be in an amount not less than $1,000,000 and integral multiples of $500,000 in excess thereof;

                             (iv) the Facility Agent shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Facility Agent through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrower; and

                             (v) the Facility Agent shall have received such request at least two Business Days prior to the proposed Funding Date.

     Any request by Borrower to borrow Eurodollar Rate Loans, to convert Reference Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable, except to the extent that the Facility Agent or a Lender shall determine under Sections 2.13(a), 2.14 or 2.15 that such Eurodollar Rate Loans cannot be made or continued.

                    (b) Determination of Interest Period. By giving notice as set forth in Section 2.13 (a), the Borrower shall have the option of selecting a one, two, three or six month Interest Period for such Eurodollar Rate Loan. The determination of Interest Periods shall be subject to the following provisions:





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                             (i)     in the case of immediately successive
            Interest Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                             (ii) if any Interest Period would otherwise expire on a day which is not a Business Day, the Interest Period shall be extended to expire on the next succeeding Business Day; provided, however, that if the next succeeding Business Day occurs in the following calendar month, then such Interest Period shall expire on the immediately preceding Business Day;

                             (iii) if any Interest Period begins on the last Business Day of a month, or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, then the Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                             (iv) the Borrower may not select an Interest Period which expires later than the Maturity Date.

                    (c) Automatic Conversion; Optional Conversion by Facility Agent. Any Eurodollar Rate Loan shall automatically convert to a Reference Rate Loan upon the last day of the applicable Interest Period, unless Facility Agent has received a request to continue such Eurodollar Rate Loan at least two Business Days prior to the end of such Interest Period in accordance with the terms of Section 2.13(a). Any Eurodollar Rate Loan shall, at Facility Agent's option, upon notice to Borrower, convert to a Reference Rate Loan in the event that (A) an Event of Default shall have occurred and be continuing as of the last day of the Interest Period for such Eurodollar Rate Loan, or (B) this Agreement shall terminate, and Borrower shall pay to Facility Agent (for the benefit of the Lender Group), any amounts required by Section 2.17 as a result thereof.

            2.14 ILLEGALITY. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (a) the Commitment of such Lender hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such, and convert Reference Rate Loans to Eurodollar Rate Loans shall forth with be cancelled and (b) such Lender's then outstanding Eurodollar Rate Loans, if any, shall be converted automatically to Reference Rate Loans on the respective last days of the then current Interest Periods with respect thereto or within such earlier period as required by law; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic, or regulatory manner) to designate a different lending office if the making of such a designation would allow the Lender or its lending office to continue to perform its obligations to make





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Eurodollar Rate Loans.  If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.17. If circumstances subsequently change so that any affected Lender shall determine that it is no longer so affected, such Lender will promptly notify the Borrower and the Facility Agent, and upon receipt of such notice, the obligations of such Lender to make or continue Eurodollar Rate Loans or to convert Reference Rate Loans into Eurodollar Rate Loans shall be reinstated.

            2.15 REQUIREMENTS OF LAW. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof

                             (i) shall subject any Lender to any tax, levy, charge, fee, reduction, or withholding of any kind whatsoever with respect to this Agreement, any Advance, any Note, or any Letter of Credit or change the basis of taxation of payments to such Lender in respect thereof (except for taxes covered by Section 2.16 and the establishment of a tax based on the net income of such Lender or changes in the rate of tax on the net income of such Lender);

                             (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, or similar requirement against assets held by, deposits or other liabilities in or for the account of, Advances, loans, or other extensions of credit (including, without limitation, Letters of Credit) by, or any other acquisition of funds by, any office of such Lender; or

                             (iii) shall impose on such Lender any other condition with respect to this Agreement, any Advance, any Note or any Letter of Credit;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing, or maintaining Advances or to increase the cost to such Lender, by an amount which such Lender deems to be material, of issuing or maintaining any Letter of Credit or participation therein or to reduce any amount receivable hereunder in respect of Advances and Letters of Credit or to forego any other sum payable thereunder or make any payment on account thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic, or regulatory manner) to designate a different Eurodollar lending office if the making of such designation would allow the Lender or its





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Eurodollar lending office to continue to perform its obligations to make
Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans and avoid the need for, or materially reduce the amount of, such increased cost. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.15, it shall promptly notify the Borrower, through the Facility Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section 2.15 submitted by such Lender, through the Facility Agent, to the Borrower shall be conclusive in the absence of manifest error. If the Borrower so notifies the Facility Agent within five Business Days after any Lender notifies the Borrower of any increased cost pursuant to the foregoing provisions of this Section 2.15, the Borrower may convert all Eurodollar Rate Loans of such Lender then outstanding into Reference Rate Loans in accordance with Section 2.13 and, additionally, reimburse such Lender for any cost in accordance with Section
2.17. This covenant shall survive the termination of this Agreement and the payment of the Advances and all other amounts payable hereunder for nine months following such termination and repayment.

            (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of increasing the amount of capital required to be maintained or reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Facility Agent) of a prompt written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. This covenant shall survive the termination of this Agreement and the payment of the Advances and all other amount payable hereunder for nine months following such termination and repayment.

            2.16 TAXES. (a) Except as provided below in this Section 2.16, all payments made by the Borrower under this Agreement and any Notes or other Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, or withholdings, now or hereafter imposed, levied, collected, withheld, or assessed by any Governmental Authority, excluding net income taxes and franchise taxes imposed in lieu of net income taxes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Facility Agent, the Facility Co-Agent, or any Lender hereunder or under any Notes or other Loan Documents, the amounts so payable to the Facility Agent, the Facility Co-Agent, or such Lender shall be increased





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to the extent necessary to yield to the Facility Agent, the Facility Co-Agent, or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and any Notes or other Loan Documents, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender if such Lender fails or is unable to comply with the requirements of paragraph (b) of this Section 2.16. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Facility Agent for its own account or for the account of such other member of the Lender Group, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Facility Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Facility Agent and each other member of the Lender Group for any incremental taxes, interest or penalties that may become payable by the Facility Agent or any such member of the Lender Group as a result of any such failure. The agreements in this Section 2.16 shall survive the termination of this Agreement and the payment of the Advances and all other amounts payable hereunder.

            (b) Each member of the Lender Group that is not incorporated under the laws of the United States of America or a state thereof shall:

                    (i) (x) on or before the date of any payment by the Borrower under this Agreement or any Notes to such Lender, deliver to the Borrower and the Facility Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Agreement and any Notes without any deduction or withholding of any United States federal income taxes and (B) a duly completed Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                             (y) deliver to the Borrower and the Facility Agent
            two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and

                             (z) obtain such extensions of time for filing and
            complete such forms or certifications as may reasonably be requested by the Borrower or the Facility Agent;





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                    or (ii)  in the case of any such Lender that is not a
            "bank" within the meaning of Section 881(c)(3)(A) of the IRC and that does not comply with sub-paragraph (i) of this paragraph (b),

                             (x) represent to the Borrower (for the benefit of
            the Borrower and the Facility Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the IRC,

                             (y) deliver to the Borrower on or before the date
            of any payment by the Borrower, with a copy to the Facility Agent,
            (A) a certificate stating that such Lender (1) is not a "bank" under Section 881(c)(3)(A) of the IRC, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law, or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (2) is not a 10-percent shareholder within the meaning of Section 881(c)(3)(B) of the IRC and (3) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the IRC (any such certificate a "U.S. Tax Compliance Certificate") and (b) two duly completed copies of Internal Revenue Service Form W-8, or successor applicable form, certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the IRC with respect to payments to be made under this Agreement and any Notes (and to deliver to the Borrower and the Facility Agent two further copies of Form W-8 on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Facility Agent for filing and completing such forms), and

                             (z) agree, to the extent legally entitled to do
            so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Facility Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement and any Notes;

            (c) Each Lender shall, upon the reasonable request by the Borrower, deliver to the Borrower or the applicable Governmental Authority, as the case may be, any form or certificate required in order that any payment by the Borrower under this Agreement or any Notes may be made free and clear of, and without deduction or withholding for or on Excluded Taxes (or to allow any such deduction or withholding to be at a reduced rate) imposed on such payment under the laws of any jurisdiction, provided that such Lender is





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legally entitled to complete, execute and deliver such form or certificate and such completion, execution or submission would not materially prejudice the legal position of such Lender.

unless in any such case any change in treaty, law, or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms and certificates inapplicable or which would prevent such Lender from duly completing and delivering any such form or certificate with respect to it and such Lender so advises the Borrower and the Administrative Agent. Each Person that shall become a Lender or a Participant pursuant to Section 15.1 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications, and statements required pursuant to this
Section 2.16; provided, however, that in the case of a Participant the obligations of such Participant pursuant to this paragraph (b) shall be determined as if such Participant were a Lender except that such Participant shall furnish all such required forms, certifications, and statements to the Lender from which the related participation shall have been purchased.

            2.17 INDEMNITY. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest on any Eurodollar Rate Loan,
(b) default by the Borrower in making a borrowing of, conversion into, or continuation of Eurodollar Rate Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (d) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto (whether due to the termination of this Agreement upon an Event of Default or otherwise), including, without limitation, in each case, any such loss or expense (but excluding loss of margin) arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. Calculation of all amounts payable to a Lender under this Section 2.17 shall be made as though such Lender had actually funded its relevant Eurodollar Rate Loan through the purchase of a deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.17. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of nine months thereafter.

            2.18 REPLACEMENT OF LENDER. If at any time (a) the Borrower becomes obligated to pay additional amounts described in Sections 2.14, 2.15 or
2.16 as a result of any condition described in such Sections or any Lender ceases to make Eurodollar Rate Loans pursuant to Section 2.14, any Lender becomes insolvent and its assets become subject to a receiver, liquidator, trustee, custodian, or other Person having similar powers, (b) any





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Lender becomes a "Nonconsenting Lender" (as defined below in this Section 2.18)
or (c) any Lender becomes a "Defaulting Lender", then the Borrower may, on ten Business Days' prior written notice to the Agents and such Lender, replace such Lender by causing such Lender to (and such Lender shall) assign pursuant to
Section 15.1 all of its rights and obligations under this Agreement to a Lender or other Eligible Assignee selected by the Borrower and acceptable to the Agents for a purchase price equal to the outstanding principal amount of such Lender's Advances and all accrued interest and fees and other amounts payable hereunder; provided that (i) the Borrower shall have no right to replace the Agents, (ii) neither the Agents nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such entity, (iii) in the event of a replacement of a Nonconsenting Lender or a Lender to which the Borrower becomes obligated to pay additional amounts pursuant to clause (a) of this
Section 2.18, in order for the Borrower to be entitled to replace such a Lender, such replacement must take place no later than 180 days after (A) the date the Nonconsenting Lender shall have notified the Borrower and the Facility Agent of its failure to agree to any requested consent, waiver, or amendment or
(B) the Lender shall have demanded payment of additional amounts under one of the Sections described in clause (a) of this Section 2.18, as the case may be, and (iv) in no event shall the Lender hereby replaced be required to pay or surrender to such replacement Lender or other entity any of the fees received by such Lender hereby replaced pursuant to this Agreement. In the case of a replacement of a Lender to which the Borrower becomes obligated to pay additional amounts pursuant to clause (a) of this Section 2.18, the Borrower shall pay such additional amounts to such Lender prior to such Lender being replaced and the payment of such additional amounts shall be a condition to the replacement of such Lender. In the event that (x) the Borrower or the Facility Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto, (y) the consent, waiver, or amendment in question requires the agreement of all Lenders in accordance with the terms of Section 16.1 and (z) Lenders whose Pro-Rata Shares aggregate 66 2/3% or more of the Commitments have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a "Nonconsenting Lender." The Borrower's right to replace a Defaulting Lender pursuant to this Section 2.18 is, and shall be, in addition to, and not in lieu of, all other rights and remedies available to the Borrower against such Defaulting Lender under this Agreement, at law, in equity, or by statute.

   3.       CONDITIONS; TERM OF AGREEMENT.

            3.1 CONDITIONS PRECEDENT TO THE INITIAL ADVANCE. The obligation of the Lender Group to make the initial Advance is subject to the fulfillment, to the satisfaction of Agents and their counsel, of each of the following conditions on or before the Closing Date:

                    (a) the Closing Date shall occur on or before May 31, 1997;

                    (b) Facility Agent shall have received UCC searches against the Borrower and any of the Restricted Subsidiaries executing Subsidiary Security Agreements





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reflecting no Liens other than Permitted Liens, and fully executed financing statements and fixture filings from Borrower and each of such Restricted Subsidiaries in favor of the Facility Agent for all relevant jurisdictions;

                    (c) Facility Agent shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

                             a.      the Lockbox Agreements;

                             b.      the Disbursement Letter;

                             c. an assignment of liens and loan documents, together with UCC assignment and other documentation evidencing the assignment by Existing Lender of the Existing Loan Documents and its Liens in and to the properties and assets of Borrower, and, to the extent it has them, Liens in and to the properties and assets of domestic Restricted Subsidiaries of Borrower;

                             d. the Mortgages for Real Property Collateral owned by Borrower on the Closing Date;

                             e.      the Stock Pledge, the Subsidiary
                             Guaranties, and the Subsidiary Security
                             Agreements; and

                             f.      all other Loan Documents;

                    (d) Facility Agent shall have received a certificate from the Secretary of Borrower and each Restricted Subsidiary of Borrower executing a Subsidiary Guaranty or Subsidiary Security Agreement attesting to the resolutions of such Person's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Person is a party and authorizing specific officers of such Person to execute the same;

                    (e) Facility Agent shall have received copies of the Governing Documents of Borrower and each Restricted Subsidiary of Borrower executing a Subsidiary Security Agreement, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Person;

                    (f) Facility Agent shall have received a certificate of status with respect to Borrower and each Restricted Subsidiary of Borrower executing a Subsidiary Security Agreement, dated or updated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Person, which certificate shall indicate that such Person is in good standing in such jurisdiction;





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                    (g)      Facility Agent shall have received certificates of
status with respect to Borrower and each Subsidiary of Borrower executing a Subsidiary Security Agreement, each dated or updated within 15 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Person is in good standing in such jurisdictions;

                    (h) Facility Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by
Section 6.10, the form and substance of which shall be satisfactory to Agents and their counsel;

                    (i) Facility Agent shall have received duly executed certificates of title with respect to the Vehicles together with such releases of liens and applications therefor, as Facility Agent shall reasonably require to enable the prompt processing of each such title by the appropriate governmental agency in order to properly reflect Facility Agent's Lien (for the benefit of the Lender Group) thereon;

                    (j) Facility Agent shall have received an opinion of Borrower's and its domestic Restricted Subsidiaries' counsel in form and substance satisfactory to Agents in their sole discretion;

                    (k) Agents shall have received (i) Current Appraisals of the Core Real Property Collateral owned by the Borrower on the Closing Date and the Vehicles, and (ii) mortgagee title insurance policies or endorsements (or marked commitments to issue the same) for the Core Real Property Collateral owned by the Borrower on the Closing Date issued by a Chicago Title (each a "Mortgage Policy" and, collectively, the "Mortgage Policies") in amounts reasonably satisfactory to Agents (but not to exceed the Fair Market Value of such Core Real Property Collateral) assuring Agents that the Mortgages on such Core Real Property Collateral are valid and enforceable first priority mortgage Liens on such Core Real Property Collateral free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to Agents; provided, however, that the failure of Borrower to provide any of the foregoing for any such parcel of Core Real Property Collateral shall not prevent the funding of the initial Advances hereunder, but until such failure is corrected such parcel shall not be included in calculating the Borrowing Base;

                    (l) Agents shall have received a phase-I environmental report with respect to each parcel of Core Real Property Collateral owned by the Borrower on the Closing Date; the environmental consultants retained for such reports, the scope of the reports, and the results thereof shall be reasonably acceptable to Agents; provided, however, that the failure of Borrower to provide any of the foregoing for any such parcel of Core Real Property Collateral shall not prevent the funding of the initial Advances hereunder, but until such failure is corrected such parcel shall not be included in calculating the Borrowing Base;





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                    (m)      Facility Agent shall have received a calculation
of the Borrowing Base prepared by Borrower and certified by the Chief Financial Officer of Borrower as of the Closing Date;

                    (n) Agents shall have received all revisions, if any, of the Borrower's financial forecast and business assumptions for 1997 and 1998, together with such other information (financial or otherwise) as may be reasonably requested by Agents, all of which shall be in form and substance reasonably satisfactory to Agents;

                    (o) Borrower shall have on the Closing Date (after taking into account the repayment of the existing indebtedness to Existing Lender, and with Borrower's accounts payable being no less current than reflected in Facility Agent's most recent field survey) at least $25,000,000 of unrestricted cash on hand and excess Availability under Section 2.1 (a) of this Agreement;

                    (p) there shall not have occurred any Material Adverse Change since April 7, 1997; and

                    (q) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agents and their counsel.

            3.2 CONDITIONS PRECEDENT TO ALL ADVANCES AND ALL LETTERS OF CREDIT. The following shall be conditions precedent to all Advances and all Letters of Credit hereunder:

                    (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                    (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

                    (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, the Lender Group or any of their Affiliates; and

                    (d) the amount of any requested Advance or Letter of Credit shall not exceed the Availability at such time.





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            3.3     CONDITION SUBSEQUENT.  As a condition subsequent to initial closing hereunder, Borrower shall perform or cause to be performed the following (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

                    (a) within 30 days of the Closing Date, deliver to Facility Agent the certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to Facility Agent and its counsel;

                    (b) within 60 days of the acquisition of the VIAD Properties, or such longer period as Agents shall determine is acceptable, deliver to Facility Agent the duly executed Mortgages respecting the VIAD Properties, and, if such properties are to be considered Core Real Property Collateral, meet such other conditions as are set forth in the definition thereof; and

                    (c) within 90 days of the Closing Date Borrower shall have used its commercially reasonable efforts to obtain Collateral Access Agreements from the lessors of Borrower's downtown Dallas and North Dallas locations, as Agents may require.

            3.4 TERM. This Agreement shall become effective upon the execution and delivery hereof by Borrower and the Lender Group and shall continue in full force and effect for a term ending on the earlier of (a) May 21, 2002 (the "Maturity Date"), or (b) termination hereof by the Lender Group pursuant to Section 9.1(b) following an Event of Default.

            3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all non-contingent Obligations (including any accrued and unpaid fees (including unused line fees)) immediately shall become due and payable without notice or demand, and all Obligations with respect to outstanding Letters of Credit immediately shall be terminated, backed up, or collateralized pursuant to Section 2.2(e). No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder, and the continuing Lien of the Facility Agent, for the benefit of the Lender Group, the Collateral shall remain in effect until all non-contingent Obligations have been fully and finally discharged, the outstanding Letters of Credit terminated, backed up, or collateralized, and the Lender Group's obligation to provide additional credit hereunder is terminated.

            3.6     EARLY TERMINATION BY BORROWER.  The provisions of Section
3.4 notwithstanding, Borrower has the option, at any time upon 90 days prior written notice to Facility Agent, to terminate this Agreement by paying to Facility Agent (for the ratable benefit of the Lender Group), in cash, all non-contingent Obligations (including any accrued and unpaid fees (including unused line fees)), in full without penalty or premium (other than as set forth in Section 2.17(d)), and terminating, backing up, or collateralizing all outstanding Letters of Credit pursuant to Section 2.2(e).





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   4.       CREATION OF SECURITY INTEREST.

            4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to Facility Agent for the benefit of the Lender Group a continuing security interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. The security interests of Facility Agent for the benefit of the Lender Group in the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of the Lender Group or Borrower. Except as specifically provided in this Agreement (including Section 7.4), Borrower has no authority, express or implied, to dispose of any item or portion of the Personal Property Collateral or the Real Property Collateral. The Real Property Collateral, which also serves as security for the Obligations, is being granted, or the grants reaffirmed, by the Mortgages. The foregoing notwithstanding, Borrower and Lenders agree that the Mortgages encumbering property located in the states of Florida and New York are limited in the amounts of $1,587,000 and $5,010,000 respectively and that the financial obligations secured are those arising under Sections 2.2(a)(iii)(x) and 2.2(a)(iii)(y) hereof only.

            4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral with a value in excess of $5,000 per item, Borrower, immediately upon the request of Facility Agent, shall endorse and deliver physical possession of such item of Negotiable Collateral to Facility Agent.

            4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. Facility Agent, Borrower, and the Lockbox Banks have entered into the Lockbox Agreements, pursuant to which all of Borrower's Collections (excluding receipts generated from Mexico and Canada and proceeds of Investments) will be forwarded to Facility Agent on a daily basis. At any time that an Event of Default has occurred and is continuing, Facility Agent or Facility Agent's designee may, and shall if directed by Required Lenders: (a) notify customers or Account Debtors of Borrower that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Facility Agent (on behalf of the Lender Group) or that Facility Agent has a security interest therein; and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Irrespective of whether an Event of Default has occurred and is continuing, Borrower agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that it receives and immediately will deliver said Collections to Facility Agent in their original form as received by Borrower.

            4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Facility Agent, Borrower shall execute and deliver to Facility Agent all financing statements, continuation financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, applications for title, affidavits,





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reports, notices, schedules of accounts, letters of authority, and all other documents that Facility Agent reasonably may request, in form reasonably satisfactory to Facility Agent, to perfect and continue perfected the Liens of the Lender Group in the Collateral, and in order to fully consummate all of the transactions contemplated hereby and under the other the Loan Documents.

            4.5 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints Facility Agent (and any of Facility Agent's officers, employees, or agents designated by Facility Agent) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse Borrower's name on any Collection item that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing, notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Facility Agent, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower, (f) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and
(g) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Facility Agent determines to be reasonable, and Facility Agent may cause to be executed and delivered any documents and releases that Facility Agent determines to be necessary. The appointment of Facility Agent as Borrower's attorney, and each and every one of Facility Agent's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligation to extend credit hereunder is terminated. Notwithstanding the foregoing, Facility Agent shall not be obligated to act as authorized in this Section 4.5, but if Facility Agent does so, it shall not be accountable for more than it actually receives and shall not be responsible to Borrower except for any act or omission that constitutes the gross negligence or wilful misconduct of Facility Agent.

            4.6 RIGHT TO INSPECT. Agents (through any of their officers, employees, or agents) shall have the right, from time to time hereafter to inspect Borrower's Books and to check or test the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

   5.       REPRESENTATIONS AND WARRANTIES.

            In order to induce the Lender Group to enter into this Agreement, Borrower makes the following representations and warranties which shall be true, correct, and





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complete in all material respects as of the date hereof, and shall be true, correct, and complete in all material respects as of the Closing Date, and at and as of the date of the making of each Advance or Letter of Credit made thereafter, as though made on and as of the date of such Advance or Letter of Credit (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

            5.1 NO ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

            5.2 ELIGIBLE ACCOUNTS. The Eligible Accounts are, at the time of the creation thereof and as of each date on which Borrower includes them in a calculation or certification, bona fide existing obligations arising from the Borrower's rendition of transportation services and other receivables arising from the rendition of services by Borrower, and are not subject to any of the exceptions set forth in the definition of "Eligible Accounts." At the time of the creation of an Eligible Account and as of each date on which Borrower includes an Eligible Account in a calculation or certification, Borrower has not received notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any applicable Account Debtor regarding such Eligible Account.

            5.3 LOCATION OF VEHICLES. All Vehicles included in the Collateral on the date hereof are of the type and quantity, bear the vehicle identification numbers, and are titled in the jurisdictions listed on Schedule
5.3 hereto. All certificates of title evidencing Borrower's ownership of the Vehicles have been duly endorsed in favor of, and delivered to, Facility Agent and all other filings, registrations, releases, assignments, or recordings necessary or appropriate, to create, preserve, protect, and perfect the Lien granted herein by Borrower to Facility Agent on behalf of the Lender Group in respect of the Vehicles have been accomplished, except to the extent arrangements have been made to make such endorsements and deliveries, filings, registrations, releases, assignments, and recordings which arrangements are reasonably satisfactory to Facility Agent in its sole discretion and, upon the completion of such endorsements and deliveries, filings, registrations, releases, assignments, and recordings, the Lien granted to Facility Agent pursuant to this Agreement in and to the Vehicles will constitute a first priority perfected Lien therein superior and prior to the rights of all other Persons therein subject to no other Liens and is entitled to all the rights, priorities and benefits afforded by the Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests.

            5.4     [INTENTIONALLY DELETED]

            5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment (other than non-material amounts of Equipment located at ticket agents in the ordinary course of Borrower's business) are not stored with a bailee, warehouseman, or similar party (without Facility Agent's prior written consent) and, except for vehicles, are





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located only at the locations identified on Schedule 6.12 (as the same may be updated from time to time) or otherwise permitted by Section 6.12.

            5.6 INVENTORY RECORDS. Borrower keeps correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and Borrower's cost therefor.

            5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of Borrower is located at the address indicated in the preamble to this Agreement and Borrower's FEIN is 86-0572343.

            5.8     DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                    (a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to cause a Material Adverse Change.

                    (b) Set forth on Schedule 5.8 (as the same may be updated from time to time), is a complete and accurate list of Borrower's direct and indirect Restricted Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred stock authorized for each of such Restricted Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital stock of each such Restricted Subsidiary has been validly issued and is fully paid and non-assessable.

                    (c) Except as set forth on Schedule 5.8 (as the same may be updated from time to time), no Capital Stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for Capital Stock) of any direct or indirect Restricted Subsidiary of Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

            5.9     DUE AUTHORIZATION; NO CONFLICT.

                    (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

                    (b) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations G, T, U, and X of the Federal Reserve Board) applicable to Borrower, the Governing Documents of





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Borrower, or any order, judgment, or decree of any court or other Governmental
Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of Borrower other than those already obtained.

                    (c) Other than the filing of appropriate financing statements, fixture filings, and Mortgages, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

                    (d) This Agreement and the Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                    (e) The Liens granted by Borrower to Facility Agent (for the benefit of the Lender Group) in and to its properties and assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

            5.10 LITIGATION. Except as disclosed on the most recent of Borrower's Form 10-Q Quarterly Reports or Form 10-K Annual Report delivered to Agents prior to the Closing Date, there are no actions or proceedings pending by or against Borrower before any court or administrative agency and Borrower does not have knowledge of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower or any Subsidiary Guarantor, except for matters arising after the date hereof that could not reasonably be expected to cause a Material Adverse Change.

            5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrower or any Guarantor that have been delivered by Borrower to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present Borrower's (or such Guarantor's, as applicable) financial condition as of the date thereof and Borrower's results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower (or such Guarantor, as applicable) since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.





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            5.12    SOLVENCY.  Borrower is Solvent.  No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

            5.13 EMPLOYEE BENEFITS. As of the Closing Date, none of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on Schedule 5.13. Borrower, each of its Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute, except as disclosed on Schedule
5.13. Except as set forth on Schedule 5.13, no ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. None of Borrower or its Subsidiaries, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan (except to make required contributions and to pay Plan benefits) under any applicable law, treaty, rule, regulation, or agreement. None of Borrower or its Subsidiaries or any ERISA Affiliate is required to provide security to any Plan under
Section 401(a)(29) of the IRC.

            5.14    ENVIRONMENTAL CONDITION.

                    (a) Except as may be set forth in Schedule 5.14, Borrower has not used Hazardous Materials at or affecting the Real Property in any manner which violates any Act governing the use, storage, treatment, transportation, manufacturing, refinement, handling, production, or disposal of Hazardous Materials, or that may make the owner of the premises liable in tort under a common law public or private nuisance action, except for such uses that either individually or, in the aggregate, could not reasonably be expected to cause a Material Adverse Change.

                    (b) Except as may be set forth in Schedule 5.14, to the best knowledge of Borrower after due inquiry, no prior or current owner, occupant or operator of the Real Property has used Hazardous Materials at or affecting the Real Property in any manner which violates any Act governing the use, storage, treatment, transportation, manufacturing, refinement, handling, production, or disposal of Hazardous Materials, or that may make the owner of the premises liable in tort under a common law public or private nuisance action, except for such uses that either individually or in the aggregate could not reasonably be expected to cause a Material Adverse Change.

            5.15    COMPLIANCE WITH THE ADA.

                    (a) To the best of Borrower's knowledge, Borrower has made all modifications or provided all accommodations which may be required to be made or provided by Borrower to the Real Property pursuant to the ADA, except where noncompliance with such requirements would not cause a Material Adverse Change.





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                    (b)      To the best of Borrower's knowledge, Borrower has
received no notice or complaint regarding any material noncompliance with the ADA of any of the Real Property or of Borrower's business operations and, to the best of Borrower's knowledge, there has been no threatened litigation alleging any such material noncompliance by Borrower or the Real Property, except where noncompliance with such requirements would not cause a Material Adverse Change.

   6.       AFFIRMATIVE COVENANTS.

            Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower shall do all of the following:

            6.1 ACCOUNTING SYSTEM. Maintain a standard system of accounting that enables Borrower to produce financial statements in accordance with GAAP, and maintain records pertaining to the Collateral that contain information as from time to time may be requested by Facility Agent.

            6.2 COLLATERAL REPORTING. Borrower shall deliver to Facility Agent, no later than the tenth day of each month during the term of this Agreement, a detailed aging, by total, of the Accounts, a reconciliation statement, and a summary aging, by vendor, of all accounts payable and any book overdraft. Borrower shall also deliver to Facility Agent, no later than the tenth day of each month during the term of this Agreement, a Borrower prepared report setting forth payables owing to American Express with respect to Moneygrams, Western Union (or any other similar programs), and sales taxes due and payable on sales receipts and similar proceeds being held by Borrower for the benefit of a third party (collectively, the "Designated Payables"). At Facility Agent's request at any time that an Event of Default has occurred and is continuing, the Borrower shall deliver to Facility Agent copies of sales invoices that shall indicate on their face that the Accounts have been assigned to Facility Agent and that all payments are to be made directly to Facility Agent. Borrower shall deliver to Facility Agent, as Facility Agent may from time to time reasonably require, collection reports, sales journals, invoices, original delivery receipts, customer's purchase orders, shipping instructions, bills of lading, and other documentation respecting shipment arrangements. Absent such a request by Facility Agent, copies of all such documentation shall be held by Borrower as custodian for Facility Agent.

            6.3 SCHEDULES OF ACCOUNTS. With such regularity as Facility Agent shall require, Borrower shall provide Facility Agent with schedules describing all Accounts. Facility Agent's failure to request such schedules or Borrower's failure to execute and deliver such schedules shall not affect or limit the Lender Group's Lien on or other rights in and to the Accounts.

            6.4 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. (a) Borrower agrees to deliver to Agents: (i) as soon as available, but in any event within 45 days after the end





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of each of the first eleven (11) months during each of Borrower's fiscal years, a company prepared balance sheet, income statement, and cash flow statement covering Borrower's operations during such period; and (ii) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years, financial statements of Borrower for each such fiscal year, audited by independent certified public accountants of national recognition or otherwise reasonably acceptable to Agents and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP. Such audited financial statements shall include a balance sheet, profit and loss statement, and cash flow statement, and, if prepared, such accountants' letter to management. If Borrower is a parent company of one or more subsidiaries, or Affiliates, or is a subsidiary or Affiliate of another company, then, in addition to the financial statements referred to above that are delivered for a month ending a fiscal quarter, Borrower agrees to deliver financial statements prepared on a consolidating basis so as to present
Borrower and each such related entity separately, and on a consolidated basis.

                    (b) Borrower also shall deliver to Agents Borrower's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Borrower with the Securities and Exchange Commission, if any, within one week of such filing, or any other information that is provided by Borrower to its shareholders, and any other report or information reasonably requested by Agents relating to the Collateral and financial condition of Borrower.

                    (c) Each month, together with the financial statements provided pursuant to Section 6.4(a), Borrower shall deliver to Facility Agent a Compliance Certificate signed by its Chief Financial Officer to the effect that: (i) all reports, statements, or computer prepared information of any kind or nature delivered or caused to be delivered to Facility Agent hereunder have been prepared in accordance with GAAP (except to the extent noted thereon) and fairly present in all material respects the financial condition of Borrower; (ii) Borrower is in timely compliance with all of its covenants and agreements hereunder (or, to the extent of any non-compliance, describing such non-compliance and what action Borrower has taken, is taking, or proposes to take with respect thereto); (iii) the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date) (or, to the extent of any non-compliance, describing such non-compliance and what action Borrower has taken, is taking, or proposes to take with respect thereto); (iv) on the date of the certificate to Facility Agent there does not exist any condition or event that constitutes an Event of Default (or, to the extent of any non-compliance, describing such non-compliance and what action Borrower has taken, is taking, or proposes to take with respect thereto); and (v) Borrower is keeping current on all Designated Payables.

                    (d) Within 45 days after the end of each of Borrower's fiscal quarters, commencing with the fiscal quarter ending June 30, 1997, Borrower shall deliver





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to Agents a Financial Covenant Compliance Certificate signed by its Chief
Financial Officer, indicating the financial ratios set forth in Section 7.19, as of the end of such quarter, and containing such supporting data and calculations, in reasonable detail, as Agents shall require.

                    (e) (i) On the first Business Day of each month (or, when Availability is less than $10,000,000, each week) during the term of this Agreement, Borrower shall deliver to Facility Agent a borrowing base calculation setting forth the Eligible Accounts Receivable and changes (if any) in Core Vehicles and Core Real Property Collateral since the prior calculation and the outstanding Obligations then in effect; and (ii) promptly upon any sales, dispositions, or losses of Core Vehicles, or with respect to the parcels of Core Real Property Collateral, a calculation setting forth such change and the outstanding Obligations then in effect, all of which shall be certified by the Chief Financial Officer of Borrower in substantially the form of Exhibit 6.4(e).

                    (f) Borrower shall have issued written instructions to its independent certified public accountants authorizing them to communicate with Agents and to release to Agents whatever financial information concerning Borrower that Agents may request. Borrower hereby irrevocably authorizes and directs all auditors and accountants to deliver to Agents, at Borrower's expense, copies of Borrower's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Agents any information they may have regarding Borrower's business affairs and financial conditions (other than such information which the accountants have obtained solely in their capacity as advisors to Borrower or any of its Subsidiaries in any litigation between Borrower or any of its Subsidiaries and Agents). Notwithstanding the foregoing, Agents shall endeavor to give reasonable notice to Borrower, on behalf of itself and any such Subsidiary of, and afford Borrower a reasonable opportunity to participate in, any such communication between Agents and such accountants or auditors or any requested delivery or provision of materials; provided, however, that neither the Agents nor the Lender Group shall have any liability for Agents' failure to so notify Borrower.

            6.5 REGISTRATION, USE, MAINTENANCE, IDENTIFICATION OF VEHICLES. Borrower shall, at its own cost and expense, at all times cause its Vehicles to be and to remain duly titled and registered (as may be required by the jurisdiction in which each such title or registration is required by law) in the name of Borrower as owner.

                    (a) Borrower shall, and shall cause any of its Subsidiaries that owns or operates Vehicles to, use and operate its Vehicles in a manner and in such locations as is in compliance with Borrower's established policies as of the Closing Date, with such subsequent changes thereto as would not result in a material adverse change in the value, or enforceability of, or any change in the priority of, Facility Agent's Lien on the Vehicles.

                    (b) Borrower shall, and shall cause any of its Subsidiaries that owns or operates Vehicles to, at its own expense, keep, maintain, service, repair, overhaul, and





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furnish all parts, replacements, mechanisms, devices and servicing required for each of its Vehicles, (or cause the same to be done), in compliance with Borrower's established policies as of the Closing Date, with such subsequent changes thereto as would not result in a material adverse change in the value or enforceability of, or any change in the priority of, Facility Agent's Lien on the Vehicles. All such repairs, parts, mechanisms and devices shall immediately, without further act, become part of the Vehicles and subject to the security interests created herein. Any part added to a Vehicle in connection with any improvement, change, addition, or alteration shall immediately, without further act, become part of the Vehicle and subject to the security interest created herein.

                    (c) Upon the "total loss" of any Vehicle, as reasonably determined by Borrower, Borrower shall promptly notify the Facility Agent and such Vehicle shall no longer constitute a Core Vehicle.

            6.6 ADDITIONAL VEHICLES. If Borrower desires to add buses and motor vehicles to the Vehicles, it shall (i) give Facility Agent written notice of the type(s), quantity, vehicle identification numbers, certificate of title number(s), and jurisdiction(s) of registration of each such bus or motor vehicle and provide such other information in connection therewith as Facility Agent may reasonably request and (ii) take such action reasonably satisfactory to Facility Agent as is necessary or appropriate to create, preserve, protect, and perfect the first priority Lien of the Facility Agent for the benefit of the Lender Group in such Vehicle intended to be granted hereby.

            6.7 TITLE TO EQUIPMENT. Upon Facility Agent's request, Borrower immediately shall deliver to Facility Agent, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

            6.8 MAINTENANCE OF EQUIPMENT. Maintain the Equipment in such operating condition as exists on the date hereof (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value (excluding ordinary depreciation thereof) and operating efficiency thereof shall at all times be maintained and preserved. Except as required by law, Borrower shall not permit any item of Equipment to become a fixture to real estate (other than Real Property subject to a Mortgage) or an accession to other property, and such Equipment shall at all times remain personal property.

            6.9 TAXES. Cause all material assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower shall make due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Facility Agent, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Borrower will make timely payment or deposit of all material tax payments and withholding taxes required of it by





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applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Facility Agent with proof satisfactory to Facility Agent indicating that Borrower has made such payments or deposits.

            6.10    INSURANCE.

                    (a) Borrower will, at all times maintain (at its expense) in full force and effect insurance on all of the Collateral in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are commercially reasonable and in accordance with its established practice and all applicable laws, rules and regulations, provided that in no event will any such deductible or self-insured retention in respect of liability claims or in respect of casualty damage exceed, in each such case, $5,000,000 per occurrence (or such lower amounts as required by the any applicable Governmental Authority). A schedule of all such insurance presently maintained by Borrower is attached hereto as Schedule 6.10. If any of the Real Property Collateral with a book value of more than $250,000 is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards (an "SFHA"), the improvements thereon shall be insured by flood insurance that is provided under the National Flood Insurance Program (the "Program") in an amount not less than the outstanding principal amount of the Obligations secured by a Mortgage which is reasonably allocable to such Real Property Collateral (less the value of the land) or the maximum amount of coverage under the Program that is available, whichever is less, and Borrower shall comply with the additional requirements of such Program. Such flood insurance shall be maintained during such time that the Program is available. Borrower, at its own expense, shall determine whether any of the Real Property Collateral is located in an SFHA. As of the Closing Date, the only Real Property Collateral located in an SFHA is set forth on Schedule 6.10(a). At any time that insurance at the levels described as "Required Levels" in Schedule 6.10 is not being maintained by Borrower, Borrower will notify Facility Agent in writing thereof and, if thereafter notified by Facility Agent to do so, Borrower will obtain insurance at such levels at least equal to those set forth as "Required Levels" in Schedule 6.10. Borrower will furnish on the Closing Date and annually thereafter to Facility Agent a summary of the insurance carried in respect of Borrower and its assets together with certificates of insurance and other evidence of such insurance, if any, naming Facility Agent as an additional insured with respect to any liability policy and naming Facility Agent as a co-loss payee on any policy of casualty insurance and stating that such insurance shall not be cancelled or materially revised without 30 days' prior written notice by the insurer to Facility Agent, and that any loss payable thereunder shall be payable notwithstanding any act or negligence of Borrower.

                    (b) Original policies or certificates thereof satisfactory to Facility Agent evidencing such insurance shall be delivered to Facility Agent at least 30 days prior to the expiration of the existing or preceding policies. Borrower shall give Facility Agent prompt notice of any loss greater than $500,000 per incident covered by such insurance and,





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following an Event of Default, Facility Agent shall have the right to adjust any loss. Any monies received as payment for any loss under any insurance policy shall be paid over to Facility Agent to be applied to the Obligations; provided, however, that prior to an Event of Default, payments with respect to such losses of up to the book value of such Vehicle and $500,000 per terminal, but in no event more than $2,000,000 per year for all Vehicles and $2,000,000 per year for all terminals, may be retained by Borrower to rebuild, repair, or replace such property.

                    (c) Notwithstanding anything to the contrary contained in this Agreement, so long as no Event of Default shall have occurred and be continuing, Borrower may negotiate reductions of insurance deposits, and transfer such deposits from one carrier to another, and the amount of any reductions in such deposits may be used in Borrower's business without being applied to the Obligations.

            6.11    [INTENTIONALLY DELETED]

            6.12 LOCATION OF BORROWER'S BOOKS, INVENTORY, AND EQUIPMENT. Keep Borrower's Books, Inventory, and Equipment only at the locations identified on Schedule 6.12; provided, however, that Borrower may amend
Schedule 6.12 so long as such amendment occurs by written notice provided quarterly to Facility Agent and so long as not more than $5,000,000, in the aggregate, of Inventory or Equipment is located outside the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Lien of the Facility Agent for the benefit of the Lender Group in such assets.

            6.13 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including any federal, state and local laws respecting common carriers, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not have and could not reasonably be expected to cause a Material Adverse Change.

            6.14    EMPLOYEE BENEFITS.

                    (a) Deliver to Facility Agent: (i) Promptly, and in any event within 10 Business Days after Borrower or any of its Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the Chief Financial Officer of Borrower describing such ERISA Event and any action that is being taking with respect thereto by Borrower, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC. Borrower or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor, (ii) promptly, and in any event within 3 Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Borrower, any of its Subsidiaries or, to the





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knowledge of Borrower, any ERISA Affiliate with respect to such request, and
(iii) promptly, and in any event within 3 Business Days after receipt by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

                    (b) Cause to be delivered to Facility Agent, upon Facility Agent's request, each of the following: (i) a copy of each Plan (or, where any such Plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all non-privileged written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Borrower or its Subsidiaries; (ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of Borrower or its Subsidiaries under any Retiree Health Plan.

            6.15 LEASES. Pay when due all rents and other amounts payable under any material leases to which Borrower is a party or by which Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest.

            6.16    ENVIRONMENTAL CONDITION.

                    (a) Borrower will not generate, use, treat, store, release or dispose, or permit the generation, use, treatment, storage, release, or disposal of Hazardous Materials on the Real Property, except for such Hazardous Materials generated, used, treated, stored, released or disposed of in material compliance with all applicable Acts and required in connection with the normal operation, use and maintenance of such Real Property in conduct of the business undertaken on such Real Property, unless such noncompliance either individually, or in the aggregate, could reasonably be expected to cause a Material Adverse Change.

                    (b) Borrower will and will use its commercially reasonable efforts to cause all operators, occupants and other third parties to comply with all applicable Acts, except where noncompliance would not reasonably be expected to cause a Material Adverse Change.





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                    (c)      At any time following an Event of Default, or if
the Lender Group reasonably believes that a material environmental problem exists with respect to one or more parcels of the Real Property, and upon the reasonable request of Agents: (i) Borrower shall conduct and complete all investigations, studies, samplings, and testings in scope reasonably necessary to address the perceived environmental problem relative to Hazardous Materials at or affecting the Real Property; (ii) Borrower shall provide Agents at Borrower's sole cost and expense and without any liability to the Lender Group, with an environmental site assessment or an environmental audit report, or an update of such assessment or report, by an environmental engineering firm acceptable to Agents, which acceptance shall not be unreasonably withheld, all in scope, form, and content reasonably satisfactory to Agents, to assess with a reasonable degree of certainty the presence or absence of Hazardous Materials and the potential cost in connection with the Remediation of any Hazardous Materials at or related to the Real Property; and (iii) at Borrower's sole cost and expense, Borrower shall promptly take all actions required by applicable Acts to Remediate the Real Property prior to the undertaking of any enforcement action by the applicable Governmental Authority. All such work shall be performed by one or more contractors selected by Borrower and approved in advance by Agents, which approval shall not be unreasonably withheld. Borrower shall proceed continuously and diligently with such investigatory and remedial actions, provided that in all cases, such actions shall be conducted in material compliance with all applicable requirements of all Acts. Any such actions shall be performed in a good, safe, and workmanlike manner and shall minimize any material adverse impact to the Real Property or operations conducted thereon. Borrower shall pay all costs in connection with such investigatory and remedial activities, including but not limited to, all power and utility costs, any and all taxes or fees that may be applicable to such activities. Borrower shall provide Agents with copies of all material reports generated in compliance with the above activities; provided Borrower shall have no such obligation unless the problem giving rise to the investigation or Remediation could reasonably be expected to materially or adversely affect the Real Property. This notwithstanding, upon reasonable request, Borrower will provide Agents with copies of any and all such reports. Within ten days of demand therefor, Borrower shall provide Agents with a bond, letter of credit, or similar financial insurance evidencing that the necessary funds are available for the obligations established by this subparagraph; provided, however, that Agents may only make such a request if (a) Borrower has not previously posted a bond, letter of credit, or similar financial insurance with a Governmental Authority and (b) Borrower does not have Availability under this Agreement to complete such work.

                    (d) The obligations of Borrower and the rights of the Lender Group with respect to Hazardous Materials are in addition to and not in substitution of the obligations of Borrower and the rights of the Lender Group under all applicable, federal, state, and local laws, regulations, and ordinances relating to health and safety, and protection of the environment. The obligations of Borrower and the rights of the Lender Group, notwithstanding anything contained herein or in any other document or agreement which may be construed to the contrary, (i) shall not be subject to any antideficiency laws or protections, if any, (ii) shall survive (y) a non-judicial sale, judicial sale or deed or other





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transaction in lieu of such sale hereunder, and (z) the repayment of the
Obligations. In the event Borrower does not timely perform any of its obligations with respect to Hazardous Materials, Facility Agent may perform such obligations, but is not obligated to, at the expense of Borrower and such expense shall be added to the obligations and shall not cure Borrower's breach under this Agreement; provided, however, that the Facility Agent may not exercise its rights to perform such obligations without providing Borrower with written notice of any material failure on Borrower's part to undertake work required by this Section and, after 30 days, Borrower fails to undertake steps to address such obligations.

                    (e) The Borrower agrees to promptly notify Agents of any notice or complaint regarding any material noncompliance with any Act governing the use, storage, treatment, transportation, manufacturing, refinement, handling, production, or disposal of Hazardous Materials with respect to any of the Core Real Property Collateral; or any notices or complaints with respect to the other Real Property if such notices or complaints either individually or in the aggregate reflect noncompliance that could reasonably be expected to cause a Material Adverse Change.

            6.17    COMPLIANCE WITH THE ADA.

                    (a) Borrower shall promptly provide Facility Agent with copies of all material claims which may be received by Borrower made by any individual, entity, or governmental agency as to any alleged noncompliance of the Real Property with the requirements of the ADA.

                    (b) Borrower shall observe and comply in all material respects with all obligations and requirements of the ADA as it applies to the Real Property or future additional building improvements, which shall include (to the extent required by the ADA), without limitation, installing or constructing all improvements or alterations which may be necessary to cause the Real Property to be accessible to all persons if the use of any of the Real Property or any part thereof becomes a "public accommodation," as defined in the ADA, and making any reasonable accommodations which may be necessary to accommodate the needs or requirements of any existing or future employee of Borrower.

            6.18 UPDATED CURRENT APPRAISALS. After the Closing Date, new appraisals on the Vehicles will be completed on the second, third, and fourth anniversaries of the Closing Date. After the Closing Date, new appraisals on the Core Real Property Collateral will be completed on the second and fourth anniversaries of the Closing Date. In addition to the foregoing, at any time after the first anniversary of the Closing Date the Agents, in their reasonable discretion, may require new appraisals on the Vehicles or the Core Real Property Collateral if there have occurred any of the events described in clauses (a) or (b) of the definition of "Material Adverse Change." Borrower will cooperate with all reasonable requests and do all acts reasonably required by Agents and any Persons employed by them as appraisers in order to assure the timely completion of such new appraisals.





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   7.       NEGATIVE COVENANTS.

            Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not, and will not permit any of its Restricted Subsidiaries to, do any of the following:

            7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                    (a) Indebtedness pursuant to this Agreement and the other Loan Documents together with Indebtedness to issuers of letters of credit that are the subject of L/C Guarantees;

                    (b) Capital Lease Obligations to the extent permitted under Section 7.20;

                    (c) purchase money financing in respect of buses and other motor vehicles that are not Vehicles;

                    (d)      Existing Indebtedness;

                    (e)      Indebtedness incurred in respect of Hedging
Obligations;

                    (f) Indebtedness evidenced by the Indenture (including the Senior Notes and the Subsidiary Guarantees (as defined in the Indenture)) and Preferred Stock (including the Exchange Debentures);

                    (g) intercompany Indebtedness between or among Borrower and any of its Wholly Owned Restricted Subsidiaries; provided that any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Borrower or a Wholly Owned Restricted Subsidiary of Borrower, or any sale or other transfer of any such Indebtedness to a Person that is neither Borrower nor a Wholly Owned Restricted Subsidiary of Borrower, shall be deemed to constitute an incurrence of such Indebtedness by Borrower or such Restricted Subsidiary, as the case may be;

                    (h) the incurrence by Borrower or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness that was permitted by this Agreement to be incurred; and

                    (i) Indebtedness as a result of guarantee obligations permitted under Section 7.6.





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                    (j)      additional Indebtedness of Borrower and its
Restricted Subsidiaries so long as (i) in the case of additional Indebtedness incurred by Borrower, the Consolidated Interest Coverage Ratio for Borrower's most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period and (ii) in the case of additional Indebtedness incurred by any Restricted Subsidiary, the Consolidated Interest Coverage Ratio for Borrower's and such Restricted Subsidiary's (on a consolidated basis with its Subsidiaries which are Restricted Subsidiaries) most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date or which such additional Indebtedness is incurred would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as of the additional Indebtedness has been incurred at the beginning of such four-quarter period.

            7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under Section 7.1(h) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness (other than proceeds of the existing collateral in accordance with the instrument creating such
Lien)).

            7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES. Enter into any consolidation or merger with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person except, so long as no Event of Default has occurred and is continuing, or would arise as a result thereof:

                    (a) any Restricted Subsidiary may be merged or consolidated with or into Borrower (provided that Borrower shall be the continuing or surviving corporation) or with or into any one or more Restricted Subsidiaries or any Unrestricted Subsidiary (provided that the continuing or surviving corporation shall become a Restricted Subsidiary);

                    (b) any Restricted Subsidiary may liquidate or dissolve if, in connection therewith, all of its assets are transferred to Borrower or a Restricted Subsidiary thereof) or any Unrestricted Subsidiary provided that such Unrestricted Subsidiary shall become a Restricted Subsidiary;

                    (c) the sale of a Restricted Subsidiary in accordance with Section 7.4; and

                    (d)      the sale of Unrestricted Subsidiaries.





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            7.4     DISPOSAL OF ASSETS.  Consummate any Asset Sale unless:

                    (a) No Default of Event of Default shall have occurred and be continuing, or would occur as a consequence thereof, and Borrower or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; and

                    (b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, Borrower or any such Restricted Subsidiary may apply such Net Proceeds to (i) permanently repay the principal of any secured indebtedness other than the Obligations (to the extent of the fair value of the assets securing such indebtedness), (ii) permanently repay the Obligations and make a permanent and corresponding reduction in the Commitments, (iii) acquire (including by way of a purchase of assets or stock, merger, consolidation or otherwise) Productive Assets or (iv) make any Investment permitted by this Agreement. Pending the final application of any such Net Proceeds, Borrower or any such Restricted Subsidiary shall temporarily reduce outstanding revolving credit borrowings, including Advances under this Agreement. If at any time Borrower has received $2,000,000 or more of Net Proceeds from Asset Sales that it has not applied pursuant to clauses (i), (ii), (iii), or (iv) of this paragraph within the 360 day time frame, then such amount shall be immediately turned over to the Facility Agent to be applied to the Obligations and the Commitments shall be permanently and correspondingly reduced. If, notwithstanding the provisions of this Section 7.4, Borrower conducts an Asset Sale following, or resulting in, an Event of Default, then the Net Proceeds thereof shall immediately turned over to the Facility Agent to be applied to the Obligations.

            7.5 CHANGE NAME. Change Borrower's name, FEIN, corporate structure (within the meaning of Section 9402(7) of the Code).

            7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except:

                    (a)      Intentionally Deleted;

                    (b)      Indemnities in favor of title insurers;

                    (c)      Reimbursement obligations for Letters of Credit;

                    (d) Endorsement of instruments or items of payment for deposit to the account of Borrower or any Restricted Subsidiary or which are transmitted or turned over to Facility Agent;

                    (e)      Guarantees under the Loan Documents;





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                    (f)      guarantees of Borrower or any Restricted
Subsidiary as a guarantor of the lessee under any lease pursuant to which Borrower or a Restricted Subsidiary is the lessee so long as such lease is otherwise permitted hereunder;

                    (g)      surety bonds of the type permitted by clause
(i)(z) of the definition of Permitted Liens;

                    (h) guarantees of Existing Indebtedness (as disclosed on Schedule 7.6(h)), and guarantees pursuant to Permitted Refinancing Indebtedness;

                    (i)      guarantees of Indebtedness permitted hereunder; and

                    (j) indemnifications and guarantees (other than guarantees of Indebtedness) made in the ordinary course of business provided that such indemnities and guarantees could not individually or in the aggregate cause a Material Adverse Change.

            7.7     RESTRUCTURE.

                    (a) Make any change in the nature of its business operations other than reasonable extensions thereof.

                    (b) Make any change in the ending date of its fiscal year; provided that Borrower or such Restricted Subsidiary may change its fiscal year with the approval of the Agents, which approval shall not be unreasonably withheld.

            7.8 PREPAYMENTS. Make any optional payment or prepayment on or redemption of (a) the Senior Notes (other than (i) the issuance of Permitted Refinancing Indebtedness in connection therewith, or (ii) pursuant to Section 3.07(b) of the Indenture); (b) any Indebtedness which is expressly subordinated in right of payment to the Obligations (other than the Obligations and Permitted Refinancing Indebtedness provided for in Section 7.1(h)); or (c) any Indebtedness during the existence of an Event of Default.

            7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

            7.10 RESTRICTED PAYMENTS. Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any other payment or distribution on account of Borrower's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Borrower) or to the direct or indirect holders of Borrower's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Borrower); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving Borrower) any Equity Interests of Borrower





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(other than any such Equity Interests owned by Borrower or any Wholly Owned
Restricted Subsidiary of Borrower); or (iii) make any Restricted Investment (all such actions set forth in clauses (i) through (iii) above being collectively referred to as "Restricted Payments"), except:

                    (a) Restricted Payments consisting of Restricted Investments to the extent that:

                             (i)     no Default or Event of Default shall have
   occurred and be continuing or would occur as a consequence thereof;

                             (ii)    Borrower would, at the time of such
   Restricted Investment and after giving pro forma effect thereto as if such Restricted Investment had been made at the beginning of the applicable four quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in Section 7.1(j) hereof; and

                             (iii)   such Restricted Investment, together with
   the aggregate amount of all other Restricted Payments made by Borrower and its Restricted Subsidiaries after the date of this Agreement (excluding Restricted Payments permitted by clause (f), but including, without duplication, Restricted Payments permitted by clauses (b), (c), (d),and (e) of this Section 7.10), is less than the sum of (A) 50% of the Consolidated Net Income of Borrower for the period (taken as one accounting period) from July 1, 1997 to the end of Borrower's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (B) 100% of the aggregate net cash proceeds received by Borrower from the issue or sale since the date of this Agreement of Equity Interests of Borrower (other than Disqualified Stock) or of Disqualified Stock of debt securities of Borrower that have been converted into such Equity Interests (other than any such Equity Interests, Disqualified Stock or convertible debt securities sold to a Restricted Subsidiary of Borrower and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (C) to the extent that any Restricted Investment that was made after the date of this Agreement is sold for cash or otherwise liquidated or repaid for cash, the lesser of (1) the cash return of capital with respect to such Restricted Investment (less the cost disposition, if any) and (2) the initial amount of such Restricted Investment, plus (D) in the event that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, the lesser of (1) an amount equal to the fair value of Borrower's Investments in such Restricted Subsidiary and (2) the amount of Restricted Investments previously made by Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary, plus (E) the Net Proceeds of Asset Dispositions permitted under Section 7.4 and the net proceeds of any asset sale that is not an Asset Disposition to the extent not used under Section 7.12(n).





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                    (b)      so long as no Default or Event of Default shall
have occurred and be continuing or would occur as a consequence thereof, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Borrower held by any member of Borrower's or any of its Restricted Subsidiaries' management (or the estate or a trust for the benefit of any such member of management); provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $500,000 in any calendar year;

                    (c) so long as no Default or Event of Default shall have occurred and be continuing, or would occur as a consequence thereof, the payment of regularly scheduled dividends on the Preferred Stock in an amount not to exceed $10,000,000 in any fiscal year;

                    (d) so long as no Default or Event of Default shall have occurred and be continuing, or would occur as a consequence thereof, payments to enable Borrower to redeem or repurchase stock purchase rights or similar rights in an aggregate amount not to exceed $1,000,000;

                    (e) so long as no Default or Event of Default shall have occurred and be continuing, or would occur as a consequence thereof, the acquisition of Common Stock to be contributed to an employee stock ownership plan or savings plan of Borrower in an aggregate amount not to exceed $200,000 in any calendar year;

                    (f) so long as no Default or Event of Default shall have occurred and be continuing, or would occur as a consequence thereof, the acquisition of Equity Interests of Borrower in connection with the exercise of stock options, warrants or stock appreciation or similar rights by way of cashless exercise or in connection with the satisfaction of withholding tax obligations; and

                    (g) the Restricted Subsidiaries may make Restricted Payments to Borrower or any Restricted Subsidiary of Borrower.

                    The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Borrower or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

            7.11 ACCOUNTING METHODS. Modify or change its method of accounting (expect in conformity with changes in GAAP).

            7.12 ADVANCES, INVESTMENTS AND LOANS. Make any Investment except:

                    (a)      Investments in cash and Cash Equivalents;





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                    (b)      Borrower and its Restricted Subsidiaries may
acquire and hold Accounts, if created or acquired in its ordinary course of business and payable or dischargeable in accordance with its customary trade terms of Borrower or such Restricted Subsidiary;

                    (c) so long as no Default or Event of Default shall have occurred and be continuing, or would occur as a consequence thereof, Borrower and its Restricted Subsidiaries may make loans and advances to employees for moving and travel expenses and other similar expenses and bridge loans for the purchase of homes, in each case incurred in the ordinary course of business, and may make loans and advances to directors, officers and employees, in an aggregate principal amount not to exceed $1,000,000 at any time outstanding (determined without respect to any write-down or write-off of any such loans or advances);

                    (d) Investments (including debt obligations and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                    (e) so long as no Default or Event of Default shall have occurred and be continuing, or would occur as a consequence thereof, Borrower and its Restricted Subsidiaries may make Investments in any domestic Wholly Owned Restricted Subsidiary and up to $20,000,000 outstanding at any one time in any foreign Wholly Owned Restricted Subsidiary;

                    (f) so long as no Default or Event of Default shall have occurred and be continuing, or would occur as a consequence thereof, Borrower may invest the deposits held pursuant to the cash collateral arrangements entered into in connection with its leveraged bus leases in the investments permitted pursuant to the documents thereof;

                    (g) so long as no Default or Event of Default shall have occurred and be continuing, or would occur as a consequence thereof, Investments made as a result of their receipt of non-cash consideration of an Asset Sale that was made pursuant to and in compliance with Section 7.4 or a disposition of assets that does not constitute an Asset Sale;

                    (h) so long as no Default or Event of Default shall have occurred and be continuing, or would occur as a consequence thereof, Investments in Hedging Obligations reasonably acceptable to the Agents;

                    (i) so long as no Default or Event of Default shall have occurred and be continuing, or would occur as a consequence thereof, Investments permitted by Sections 7.1, 7.6 and 7.20;





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                    (j)      Investments in existence on the date hereof (as
disclosed on Schedule 7.10(i)) and so long as no Default or Event of Default shall have occurred and be continuing, or would occur as a consequence thereof, extensions, renewals, modifications, restatements or replacements thereof so long as the aggregate dollar amount of all such extensions, renewals, modifications, restatements, or replacements does not exceed the amount of such Investments in existence on the date hereof;

                    (k) Investments in a Person engaged principally in the business of providing passenger bus service or businesses reasonably complementary or related thereto having an aggregate fair market value (measured on the date such Investment is made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (k), that does not exceed the sum of (i) $39,025,000 plus (ii) an amount equal to the Fair Market Value of any Common Stock issued to acquire Productive Assets or a Person that becomes a Wholly Owned Restricted Subsidiary of Borrower, provided that the aggregate amount of such Investments pursuant to this clause (k) in Persons that are not Subsidiaries of Borrower shall not exceed (A) $24,512,500, plus (B) an amount equal to the Fair Market Value of any Common Stock issued to acquire Productive Assets or a Person that becomes a Wholly Owned Restricted Subsidiary of Borrower.

                    (l) so long as no Default or Event of Default shall have occurred and be continuing, or would occur as a consequence thereof, any Investment by Borrower or any Restricted Subsidiary in a Person if as a result of such Investment such Person becomes a Wholly Owned Restricted Subsidiary (and, if a domestic Wholly Owned Restricted Subsidiary, becomes a Guarantor of the Obligations and executes a Subsidiary Security Agreement) or such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, transfer of a Wholly Owned Restricted Subsidiary of Borrower;

                    (m) so long as no Default or Event of Default shall have occurred and be continuing, or would occur as a consequence thereof, any Investment acquired solely in exchange for Equity Interests (other than Disqualified Stock) of Borrower;

                    (n) so long as no Default or Event of Default shall have occurred and be continuing, or would occur as a consequence thereof, Investments made with the Net Proceeds of Asset Dispositions permitted under
Section 7.4 or with the proceeds of any asset sale that is not an Asset Disposition to the extent not used under Section 7.10(a); and

                    (o)      Investments permitted under clause (a) of
Section 7.10.

            7.13 TRANSACTIONS WITH AFFILIATES. Enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions substantially as favorable (or more favorable) to Borrower as would be obtainable by Borrower at the time in a comparable arm's-length transaction with a





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Person other than an Affiliate.  In addition, notwithstanding the foregoing,
Borrower and the Restricted Subsidiaries shall be entitled to make the following payments or enter into the following transactions:

                    (a)      intercompany loans in compliance with
Section 7.12;

                    (b) cash contributions made to Subsidiaries pursuant to Section 7.12;

                    (c) the payment of reasonable and customary fees and reimbursement of expenses payable to directors;

                    (d) employment arrangements with respect to the performance of services of directors, officers and employees in the ordinary course of business and the payment of reasonable fees in connection therewith; and

                    (e) intercompany transfers among Borrower and its Restricted Subsidiaries in the ordinary course of business.

            7.14 SUSPENSION. Suspend or go out of a substantial portion of its business.

            7.15 USE OF PROCEEDS. Use the proceeds of the Advances for any purpose other than (a) on the Closing Date, (i) to refinance the outstanding principal, accrued interest, and accrued fees and expenses owing under the Existing Loan Documents, and (ii) to pay transactional costs and expenses incurred in connection with this Agreement, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

            7.16 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE. Relocate its chief executive office to a location requiring the filing of new UCC-1 financing statements or UCC-2 or UCC-3 financing statement amendments (as the case may be), without providing 30 days prior written notification thereof to Facility Agent and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Lien of Facility Agent (for the benefit of the Lender Group), and Borrower shall use its best efforts to obtain a Collateral Access Agreement (in form reasonably satisfactory to Agents) from any lessor of such new location.

            7.17 RESTRICTIONS AFFECTING SUBSIDIARIES. Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to
(a)(i) pay dividends or make any other distributions to Borrower or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any indebtedness owed to Borrower or any of its Restricted Subsidiaries; (b) make loans or advances to Borrower or





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any of its Restricted Subsidiaries; or (c) transfer any of its properties or assets to Borrower or any of its Restricted Subsidiaries, except for such encumbrances or restriction existing under or by reason of (1) Existing Indebtedness, (2) this Agreement or the other Loan Documents, (3) the Senior Notes, (4) applicable law, (5) any instrument governing Indebtedness or Capital Stock of a Person acquired by Borrower or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Agreement to be incurred, (6) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
(c) above on the property or assets, (8) customary provisions in bona fide contracts for the sale of property or assets, or (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced.

            7.18 NO PROHIBITED TRANSACTIONS UNDER ERISA. Directly or indirectly:

                    (a) engage, or permit any Subsidiary of Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

                    (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

                    (c) fail, or permit any Subsidiary of Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                    (d) terminate, or permit any Subsidiary of Borrower to terminate, any Benefit Plan where such event would result in any liability of Borrower, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA other than liability voluntarily assumed through a commitment to make a Plan sufficient for benefit liabilities entered into pursuant to 29 C.F.R.
Section 2617.7 undertaken in the normal business course of a voluntary Plan termination;





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                    (e)      fail, or permit any Subsidiary of Borrower to
fail, to make any required contribution or payment to any Multiemployer Plan;

                    (f) fail, or permit any Subsidiary of Borrower to fail, to pay any required installment or any other payment required under
Section 412 of the IRC on or before the due date for such installment or other payment;

                    (g) amend, or permit any Subsidiary of Borrower to amend, a Plan resulting in an increase in current liability for the plan year such that either of Borrower, any Subsidiary of Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

                    (h) withdraw, or permit any Subsidiary of Borrower to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrower, any of its Subsidiaries or any ERISA Affiliate in excess of $10,000,000.

            7.19    FINANCIAL COVENANTS.  Fail to maintain:

                    (a) Maximum Total Indebtedness to Consolidated Cash Flow Ratio. A ratio of Total Indebtedness to Consolidated Cash Flow that is not greater than the following, as of the corresponding dates of measurement, calculated on a trailing four fiscal quarter basis:

                                             Maximum Total Indebtedness
     Measurement Date                     to Consolidated Cash Flow Ratio
     ----------------                     -------------------------------
            6/30/97                                   5.50:1.0
            9/30/97                                   5.25:1.0
           12/31/97                                   5.25:1.0
            3/31/98                                   6.00:1.0
            6/30/98                                   6.50:1.0
            9/30/98                                   5.50:1.0
           12/31/98                                   5.50:1.0
            3/31/99                                   5.50:1.0
            6/30/99                                   5.50:1.0
            9/30/99 and the last day                  5.00:1.0
              of each quarter thereafter





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                    (b)      Minimum Consolidated Interest Coverage Ratio.  A
Consolidated Interest Coverage Ratio of at least the following, as of the corresponding dates of measurement, calculated on a trailing four fiscal quarter basis:

                                                        Minimum Consolidated
                                                        --------------------
     Measurement Date                                 Interest Coverage Ratio
     ----------------                                 -----------------------
            6/30/97                                   1.50:1.0
            9/30/97                                   1.50:1.0
           12/31/97                                   1.50:1.0
            3/31/98                                   1.50:1.0
            6/30/98                                   1.50:1.0
            9/30/98                                   1.60:1.0
           12/31/98                                   1.60:1.0
            3/31/99                                   1.60:1.0
            6/30/99                                   1.60:1.0
            9/30/99 and the last day                  1.75:1.0
              of each quarter thereafter

                    (c) Minimum Consolidated Net Worth. Consolidated Net Worth of at least the following amounts as of the corresponding dates:

     Measurement Date                                 Minimum Consolidated Net Worth
     ----------------                                 ------------------------------
            6/30/97                                   $140,000,000
            9/30/97                                   $140,000,000
           12/31/97                                   $140,000,000
            3/31/98 and the last day                  $135,000,000
              of each quarter thereafter              $135,000,000


            7.20 CAPITAL EXPENDITURES. Make or commit to make any Capital Expenditure exceeding, in the aggregate for Borrower and its Restricted Subsidiaries during any fiscal year, the sum of (a) $30,000,000; plus (b) the amount of any casualty insurance or condemnation proceeds received by Borrower or its Restricted Subsidiaries in the same fiscal year and applied by such Person towards the replacement of such assets or the purchase of similar assets; plus (c) the amount of cash proceeds received by Borrower or its Restricted Subsidiaries from Asset Sales permitted under Section 7.4 to the extent such proceeds are reinvested in accordance with the terms of such
Section 7.4.

   8.       EVENTS OF DEFAULT.

            Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:





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            8.1     If Borrower fails to pay any principal amount of the
Advances when due or shall fail to pay any portion of the Obligations (whether of interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations) other than principal within 5 days after such amount becomes due and payable;

            8.2 If (a) Borrower fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.4, 6.10 or 6.18 of this Agreement and such failure continues for a period of 15 days from the date of such failure or neglect; (b) Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in Article 6 of this Agreement and such failure continues for a period of 30 days from the date of such failure or neglect; or (c) Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and the Lender Group (other than any such term, provision, condition, covenant, or agreement that is the subject of another provision of this Article 8);

            8.3     If there is a Material Adverse Change;

            8.4 If any material portion of Borrower's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

            8.5     If an Insolvency Proceeding is commenced by Borrower;

            8.6 If an Insolvency Proceeding is commenced against Borrower and any of the following events occur: (a) Borrower consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, the Lender Group shall be relieved of its obligation to extend credit hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower; or (e) an order for relief shall have been issued or entered therein;

            8.7 If one or more judgments or decrees shall be entered against Borrower for the payment of money in excess of $5,000,000 in the aggregate at any time outstanding (which amount is not covered by insurance with customary deductibles where the insurer has not denied coverage), and the same shall remain unpaid, unvacated, unbonded, or unstayed pending appeal for a period of 30 days from the date of entry;





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            8.8     If a judgment or other claim becomes a Lien or encumbrance upon any material portion of Borrower's properties or assets;

            8.9 If there is a default in any material agreement (including the Indenture) to which Borrower is a party with one or more third Persons and such default (a) occurs at the final maturity of the obligations thereunder, or
(b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of Borrower's obligations thereunder or any such Person has accelerated any such obligations (including any acceleration of the Senior Notes or the Preferred Stock);

            8.10 If any warranty or representation made or deemed made by Borrower or any officer, employee, agent, or director of Borrower in any Loan Document or which is contained in any certificate, document, or financial, or other statement furnished at any time under or in connection with any Loan Document shall prove to be incorrect in any material respect when made or deemed made;

            8.11 If the obligation of any Guarantor under its Guaranty is limited or terminated by operation of law or by the Guarantor thereunder, or any such Guarantor becomes the subject of an Insolvency Proceeding;

            8.12    If there shall occur a default under any other Loan
Document;

            8.13    If there shall occur a Change in Control; or

            8.14 If the holder of any Lien (other than the Lien of Facility Agent on behalf of the Lender Group or a Lien subject to a Permitted Protest) affecting Collateral commences to exercise its legal remedies pursuant to such Lien.

   9.       THE LENDER GROUP'S RIGHTS AND REMEDIES.

            9.1     RIGHTS AND REMEDIES.

                    (a) Acceleration. If any Event of Default described in Sections 8.5 or 8.6 shall occur, then immediately and without demand all non-contingent Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, shall be due and payable, and Borrower shall satisfy all obligations of the Lender Group under outstanding Letters of Credit pursuant to Section 2.2 (e). If any other Event of Default shall occur, then Facility Agent may, or at the direction of the Required Lenders shall, declare all non-contingent Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, to be due and payable, and require Borrower to satisfy all obligations of the Lender Group under outstanding Letters of Credit pursuant to Section 2.2 (e).





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                    (b)      Other Remedies.  In addition to the remedies set
forth in Section 9.1 (a), if an Event of Default shall occur Facility Agent may, and at the direction of the Required Lenders shall, without notice of any such election exercise any one or more of the following rights and remedies, all of which are authorized by Borrower:

                             (i)     Cease advancing money or extending credit
to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and the Lender Group;

                             (ii)    Terminate the Lender's Commitments, or
terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting the Lender Group's rights and security interests in the Collateral and without affecting the Obligations;

                             (iii)   Settle or adjust disputes and claims
directly with Account Debtors for amounts and upon terms which Facility Agent considers advisable, and in such cases, Facility Agent will credit Borrower's Loan Account with only the net amounts received by Facility Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

                             (iv)    Without notice to or demand upon Borrower
or any Guarantor, make such payments and do such acts as Facility Agent considers necessary or reasonable to protect its Lien on the Collateral. Borrower agrees to assemble the Personal Property Collateral if Facility Agent so requires, and to make the Personal Property Collateral available to Facility Agent as Facility Agent may designate. Borrower authorizes Facility Agent to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Facility Agent's determination appears to conflict with the Liens of Facility Agent (for the benefit of the Lender Group) in the Collateral and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Facility Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

                             (v)     Without notice to Borrower (such notice
being expressly waived), and without constituting a retention of any Collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Obligations any and all (y) balances and deposits of Borrower held by the Lender Group, or (z) indebtedness at any time owing to or for the credit or the account of Borrower held by the Lender Group;

                             (vi)    Hold, as cash collateral, any and all
balances and deposits of Borrower held by the Lender Group, and any Collections, to secure the full and final repayment of all of the Obligations;





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                             (vii)   Ship, reclaim, recover, store, finish,
maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Facility Agent is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit. In connection with any contemplated sale of the Personal Property Collateral, or any contemplated sale of the Real Property Collateral as provided under the Mortgages, Facility Agent may in its discretion order such updated appraisals on the Collateral and the Subsidiary Collateral as it determines are necessary and the costs of the same shall be Lender Group Expenses;

                             (viii)  Sell the Personal Property Collateral at
either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Agents determine is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

                             (ix)    Facility Agent shall give notice of the
disposition of the Personal Property Collateral as follows:

                                     (1)      Facility Agent shall give
Borrower and each holder of a security interest in the Personal Property Collateral who has filed with Facility Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made;

                                     (2)      The notice shall be personally
delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least 10 days before the date fixed for the sale, or at least 10 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrower claiming an interest in the Personal Property Collateral shall be sent to such addresses as they have furnished to Facility Agent;

                                     (3)      If the sale is to be a public
sale, Facility Agent also shall give notice of the time and place by publishing a notice one time at least 10 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;





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                             (x)     Facility Agent may credit bid and purchase
at any public sale; and

                             (xi)    Any deficiency that exists after
disposition of the Personal Property Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Facility Agent to Borrower.

            9.2 REMEDIES CUMULATIVE. The Lender Group's rights and remedies under this Agreement, the Loan Documents (including the Mortgages), and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

            9.3 FORECLOSURE NOT A DISCHARGE. Foreclosure shall not operate as a discharge to Borrower's Obligations to the Lender Group as to Hazardous Materials and the indemnity provisions in Section 11.3; and in the event Borrower tenders a deed in lieu of foreclosure for all or part of the Real Property Collateral, Borrower shall deliver such property to Facility Agent (or its designee) free of any and all Hazardous Materials.

            9.4 RELEASE OF TRUST MONIES. To the extent that any monies retained by Agents or the Lender Group from Collections or otherwise in respect of Designated Payables do not constitute property of Borrower, the Lender Group agrees and Borrower authorizes Facility Agent from and after an Event of Default, or at any time that there is a delinquency in paying the Designated Payables, to segregate and deliver such monies into a separate deposit account controlled by Borrower. Any such repayment shall constitute an advance under
Section 2.1 to the extent such repayment was previously applied against the Obligations. Borrower agrees to provide Facility Agent with accurate and complete reporting as frequently as required by Facility Agent in order to correctly track the amount of such monies.

   10.      TAXES AND EXPENSES.

            If Borrower fails to pay any monies (including taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement (subject to Permitted Protests), then, to the extent that Facility Agent determines that such failure by Borrower could result in a Material Adverse Change, in its discretion and without prior notice to Borrower, Facility Agent may do any or all of the following: (a) make payment of the same or any part thereof (but only to the extent that such payment does not prejudice Borrower's rights to conduct a Permitted Protest); (b) set up such reserves in Borrower's





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Loan Account as Facility Agent deems necessary to protect the Lender Group from any taxes and Liens that would take priority over the Lien of Facility Agent for the benefit of the Lender Group, and, for purposes of this clause (b), irrespective of whether a Permitted Protest is contemplated or has been undertaken; or (c) obtain and maintain insurance policies of the type described in Section 6.10, and take any action with respect to such policies as Facility Agent deems prudent. Any such amounts paid by Facility Agent shall constitute Lender Group Expenses. Any such payments made by Facility Agent shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Facility Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing, unless Borrower has notified Facility Agent of a Permitted Protest.

   11.      WAIVERS; INDEMNIFICATION.

            11.1 DEMAND; PROTEST; ETC. Except as otherwise provided in this Agreement, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Borrower may in any way be liable.

            11.2 THE LENDER GROUP'S LIABILITY FOR COLLATERAL. So long as the Lender Group complies with its obligations, if any, under Section 9207 of the Code, the Lender Group shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

            11.3 INDEMNIFICATION. Borrower agrees to defend, indemnify, save, and hold each Agent-Related Person, each Lender, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each an "Indemnified Person") harmless against from any of the following (collectively, the "Indemnified Liabilities"): (a) all obligations, demands, claims, and liabilities (but as to taxes, only taxes that are payable by Borrower under Sections 2.15 or 2.16) claimed or asserted by any other Person arising out of or relating to the transactions contemplated by this Agreement or any other Loan Document, and (b) all Losses in any way suffered, incurred, or paid by such Indemnified Person as a result of or in any way arising out of, following, or consequential to the transactions contemplated by this Agreement or any other Loan Document (including the assignment to the Lender Group of the Existing Facility and the Existing Loan Documents); and (c) all Losses suffered or incurred by any Indemnified Person, regardless of negligence, whether as a holder of security interests in Real Property, as mortgagee in possession, or as successor in interest to Borrower as owner of the Real Property by virtue





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of foreclosure or acceptance of a deed or other transaction in lieu of foreclosure, or after partial or total reconveyance of the mortgage, arising from, in respect of, as a consequence of (whether foreseeable or unforeseeable) or in connection with the use, storage, disposal, generation, transportation, spill, or treatment of any Hazardous Materials at or related to the Real Property whether or not originating or emanating from the Real Property. Notwithstanding the foregoing, Borrower shall not be required to indemnify any Indemnified Person for such Person's gross negligence or wilful misconduct or any action by Facility Agent occurring after foreclosure, acceptance of a deed in lieu of foreclosure, or similar transfer to any Indemnified Party or its successor, including any losses arising from or related to any Hazardous Materials that are first used, stored, disposed, generated, transported, spilled or treated at any Real Property after such transfer, unless such use, storage, disposal, generation, transportation, spill or treatment is caused by Borrower or a Subsidiary. The provisions of this Section 11.3 shall survive the termination of this Agreement.

   12.      NOTICES.

            Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to Borrower or to Agents, as the case may be, at its address set forth below:

            IF TO BORROWER:          GREYHOUND LINES, INC.
                                     15110 North Dallas Parkway
                                     Dallas, Texas 75248
                                     Chief Financial Officer
                                     Fax No. 972.387.1874

            WITH A COPY TO:          Contracts Administration
                                     Fax No. 214.846.6221
                                     and General Counsel
                                     Fax No. 972.789.7403

            AND WITH ADDITIONAL      WEIL, GOTSHAL & MANGES LLP
            COPIES TO:               100 Crescent Court, Suite 1300
                                     Dallas, Texas 75201-6950
                                     Attn:  Glenn D. West, Esq.
                                     Fax No. 214.746.7777





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            IF TO FACILITY AGENT     FOOTHILL CAPITAL CORPORATION
            OR THE LENDER GROUP      11111 Santa Monica Boulevard
            IN CARE OF FACILITY      Suite 1500
            AGENT:                   Los Angeles, California 90025-3333
                                     Attn:  Business Finance Division Manager
                                     Fax No. 310.478.9788

            WITH COPIES TO:          BUCHALTER, NEMER, FIELDS & YOUNGER
                                     601 South Figueroa Street, Suite 2400
                                     Los Angeles, California 90017
                                     Attn:  Robert C. Colton, Esq.
                                     Fax No. 213.896.0400

            IF TO FACILITY           BANKBOSTON, N.A.
            CO-AGENT:                100 Federal Street
                                     Mail Stop: 01-09-06
                                     Boston, MA 02110
                                     Attn: Howard C. Bailey
                                     Fax No. 617.434.2309

            WITH COPIES TO:          RIEMER & BRAUNSTEIN
                                     Three Center Plaza
                                     Boston, MA 02108
                                     Attn: David S. Berman, Esq.
                                     Fax No. 617.723.6831

            The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other than notices by Facility Agent in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Facility Agent in connection with Sections 9504 or 9505 of the Code shall be deemed given when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or other similar method set forth above.

   13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

            THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS





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ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE
DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA; PROVIDED, HOWEVER, THAT NOTHING IN THIS AGREEMENT OR THE LOAN DOCUMENTS SHALL BE DEEMED OR OPERATE TO PRECLUDE FACILITY AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO PROTECT OR REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER. BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION
13. BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVES THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

   14.      DESTRUCTION OF BORROWER'S DOCUMENTS.

            All documents, schedules, invoices, agings, or other papers delivered to Facility Agent may be destroyed or otherwise disposed of by Facility Agent 4 months after they are delivered to or received by Facility Agent, unless Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return.

   15.      ASSIGNMENTS AND PARTICIPATION; SUCCESSORS.

            15.1    ASSIGNMENTS AND PARTICIPATION.

                    (a) Any Lender may, with the written consent of the Agents, assign and delegate to one or more Eligible Transferees (each an "Assignee") all, or any ratable





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part, of the Obligations, the Commitments, and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $10,000,000; provided, however, that each of Foothill and BankBoston shall hold Commitments of at least $20,000,000 so long as no Event of Default has occurred; and provided further, however, that Borrower and Agents may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, shall have been given to Borrower and Agents by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to Borrower and Agents a fully executed Assignment and Acceptance ("Assignment and Acceptance") in the form of Exhibit 15.1 together with the Note (if any) subject to such assignment; (iii) all formalities required by Section 15.3 have been met; and (iv) the assignor Lender or Assignee has paid to Facility Agent for Facility Agent's sole and separate account a processing fee in the amount of $5,000; provided, however that no such fee shall be required where such assignment is required pursuant to the provisions of Section 2.18. Anything contained herein to the contrary notwithstanding, the consent of Agents shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

                    (b) From and after the date that Facility Agent notifies the assignor Lender that it has received a fully executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrower and the Assignee.

                    (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any guarantor or the performance or observance by Borrower or any guarantor of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee





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confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon Agents, such assigning Lender, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes Agents to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agents by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                    (d) Within five Business Days after its receipt of notice by the Facility Agent that it has received an executed Assignment and Acceptance, payment of any processing fee required by Section 15.1(a), and surrender of the assignor Lender's Note, if any, the Borrower shall execute and deliver to the Facility Agent, if requested by the Assignee, a new Note evidencing such Assignee's Pro-Rata Share of the assigned Obligations and Commitments and, if the assignor Lender has retained a portion of the Obligations and its Commitment, a replacement Note in the amount of its retained Pro-Rata Share of the Obligation and the Commitment (such Notes, if any, to be in exchange for, but not in payment of, any Note held by such assigning Lender). Immediately upon the Assignor's or the Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments of the Assignor and Assignee arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitment of the assigning Lender pro tanto.

                    (e) Any Lender may at any time, with the written consent of the Agents, which consent shall not be unreasonably withheld, sell to one or more Persons (a "Participant") participating interests in the Obligations, the Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers and Agents shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Originating Lender shall transfer or grant any participating interest under which the Participant has the sole and exclusive right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such participant is participating;
(B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating; (C) release all or a material portion of the Collateral (except to the extent expressly provided herein or in any of the





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Loan Documents) supporting the Obligations hereunder in which such Participant is participating; (D) postpone the payment of, or reduce the amount of, the interest or fees hereunder in which such Participant is participating; or (E) reduce the amount or extend the due dates of scheduled principal repayments or prepayments in respect of the Obligations hereunder in which such Participant is participating; and (v) all amounts payable by Borrower hereunder shall be determined as if such Originating Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided, however, that no Participant may exercise any such right of setoff without the notice to and consent of Agents. The rights of any Participant shall only be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any direct rights as to the other Lenders, Agents, Borrower, the Collections, the Collateral, or otherwise in respect of the Advances or the Letters of Credit. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves. The provisions of this Section 15.1(e) are solely for the benefit of the Lender Group, and Borrower shall have no rights as a third party beneficiary of any of such provisions.

                    (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and its Note (if any) in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

            15.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void. No consent to assignment by the Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and its rights and duties hereunder pursuant to Section 15.1 and no consent or approval by Borrower is required in connection with any such assignment.

            15.3 REGISTRY. Borrower hereby designates the Facility Agent to serve as Borrower's agent, solely for purposes of this Section 15.3, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Advances made by each of the Lenders and each repayment in respect of the principal amount of the Obligations owing to each Lender, including the Agent Advances and Agent Loans owing to Facility Agent. Failure to make any such recordation, or any error in such recordation shall not affect Borrower's obligations in respect of the Advances. With respect to any Lender, the transfer of the Commitment of such Lender and the rights





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to the principal of, and interest on, any Advances made pursuant to such
Commitment as contemplated by Section 15.1(a) shall not be effective until such transfer is recorded on the Register maintained by the Facility Agent with respect to ownership of such Commitment and Advances and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Advances shall remain owing to the transferor.

   16.      AMENDMENTS; WAIVERS.

            16.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Facility Agent at the written request of the Required Lenders) and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and Borrower and acknowledged by Agents, do any of the following:

                    (a) increase or extend the Commitment of any Lender, except as contemplated by Section 2.1 (o)(i);

                    (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                    (c) reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

                    (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances which is required for the Lenders or any of them to take any action hereunder;

                    (e) increase the advance rate with respect to Advances (except for the restoration of an advance rate after the prior reduction thereof), change Section 2.1(b), or amend the definition of Borrowing Base (or the component definitions thereof) in any way that would increase Availability (except as provided in Section 2.1(l));

                    (f) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

                    (g) release Collateral or any Subsidiary Collateral other than as permitted by Section 17.11;

                    (h)      change the definition of "Required Lenders"; or





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                    (i)      release Borrower from any Obligation for the
payment of money or release any Guarantor from its Guaranty or from any obligation for the payment of money.

and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by Agents, affect the rights or duties of Agents under this Agreement or any other Loan Document; and, provided further, that the limitation contained in clause (e) above shall not be deemed to limit the ability of Facility Agent to make Advances or Agent Loans, as applicable, in accordance with the provisions of Sections 2.1(g), (h), or (l). The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of or with respect to any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower.

            16.2 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Agents or any Lender to exercise any right, remedy, or option under this Agreement, any other Loan Document, or any present or future supplement hereto or thereto, or in any other agreement between or among Borrower and Agents and/or any Lender, or delay by Agents or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agents or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agents or the Lenders on any occasion shall affect or diminish Agents' and each Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agents' and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy which Agents or any Lender may have.

   17.      AGENTS; THE LENDER GROUP.

            17.1 APPOINTMENT AND AUTHORIZATION OF AGENTS. Each Lender hereby designates and appoints Foothill as its Facility Agent and BankBoston as its Facility Co-Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agents to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agents agree to act as such on the express conditions contained in this Article 17. The provisions of this
Article 17 are solely for the benefit of Agents and the Lenders, and Borrower shall not have any rights as a third party beneficiary of any of the provisions contained herein; provided, however, that the provisions of Sections 17.9, 17.10, 17.11, and 17.16(d) also shall be for the benefit of Borrowers. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agents shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agents have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants,





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functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agents. Except as expressly otherwise provided in this Agreement, Agents shall have and may use their sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which Agents are expressly entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agents, Lenders agree that Facility Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Advances, the Collateral, the Collections, and related matters; (b) execute and/or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim for Lenders, notices and other written agreements with respect to the Loan Documents; (c) make Advances for itself or on behalf of Lenders as provided in the Loan Documents; (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents; (e) open and maintain such bank accounts and lock boxes as Facility Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections; (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower, the Advances, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents; and (g) incur and pay such Lender Group Expenses as Facility Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

            17.2 DELEGATION OF DUTIES. Except as otherwise provided in this Section, Agents may execute any of their duties under this Agreement or any other Loan Document by or through agents, employees, or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agents shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that they selects as long as such selection was made in compliance with this Section and without gross negligence or willful misconduct. The foregoing notwithstanding, Agents shall not make any material delegation of duties to subagents or non-employee delegees without the prior written consent of Required Lenders (it being understood that routine delegation of such administrative matters as filing financing statements, or conducting appraisals or audits, is not viewed as a material delegation that requires prior Required Lender approval).

            17.3 LIABILITY OF AGENT-RELATED PERSONS. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or, (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower, or any Subsidiary or Affiliate of Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement, or other document referred to or provided for in, or received





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by Agents under or in connection with, this Agreement or any other Loan
Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books, or records of Borrower, or any of Borrower's Subsidiaries or Affiliates.

            17.4 RELIANCE BY AGENTS. Agents shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants, and other experts selected by Agents. Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless they shall first receive such advice or concurrence of the Required Lenders or all Lenders, as applicable, and until such instructions are received, Agents shall act, or refrain from acting, as they deem advisable so long as they are not grossly negligent or guilty of wilful misconduct. If Agents so request, they shall first be indemnified to their reasonable satisfaction by Lenders against any and all liability and expense which may be incurred by them by reason of taking or continuing to take any such action. Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

            17.5 NOTICE OF DEFAULT OR EVENT OF DEFAULT. Agents shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except that Facility Agent shall be deemed to have knowledge with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Facility Agent for the account of the Lender Group, except with respect to actual knowledge of the existence of an Overadvance, and except with respect to Defaults and Events of Default of which Facility Agent has actual knowledge, unless Facility Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Facility Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Facility Agent has, or is deemed to have, actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Facility Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 17.4, Facility Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders; provided, however, that:





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                    (a)      At all times, Facility Agent may propose and, with
the consent of Required Lenders (which shall be deemed to have been given by a Lender unless such Lender has notified Facility Agent to the contrary in writing within three days of notification of such proposed actions by Facility Agent) exercise, any remedies on behalf of the Lender Group; and

                    (b) At all times, once Required Lenders or all Lenders, as the case may be, have approved the exercise of a particular remedy or pursuit of a course of action, Facility Agent may, but shall not be obligated to, make all administrative decisions in connection therewith or take all other actions reasonably incidental thereto (for example, if the Required Lenders approve the foreclosure of certain Collateral, Facility Agent shall not be required to seek consent for the administrative aspects of conducting such sale or handling of such Collateral).

            17.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agents hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agents that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of Borrower, and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agents, Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition, or creditworthiness of Borrower, and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

            17.7 COSTS AND EXPENSES; INDEMNIFICATION. Agents may incur and pay Lender Group Expenses to the extent Agents deem reasonably necessary or appropriate for the performance and fulfillment of their functions, powers, and obligations pursuant to the Loan Documents, including without limiting the generality of the foregoing, but subject to any requirements of the Loan Documents that it obtain any applicable consents or engage





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in any required consultation, court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, including costs of Facility Agent or any Nominee arising out of the actions contemplated in Section 17.11(c) respecting Post-Foreclosure Collateral, whether or not Borrower is obligated to reimburse Agents or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agents are authorized and directed to deduct and retain sufficient amounts from Collections to reimburse Agents for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agents are not reimbursed for such costs and expenses from Collections, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agents for the amount of such Lender's Pro-Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to their Pro-Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence, bad faith, or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agents upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney fees and expenses) incurred by Agents in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agents are not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section 17.7 shall survive the payment of all Obligations hereunder and the resignation or replacement of Agents.

            17.8 AGENTS IN INDIVIDUAL CAPACITY. Foothill and its Affiliates, and BankBoston and its Affiliates, may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests, in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though Foothill and BankBoston were not Agents hereunder without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Foothill and its Affiliates, and BankBoston and its Affiliates, may receive information regarding Borrower or their Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agents will use their reasonable best efforts to obtain), Agents shall be under no obligation to provide such information to them. With respect to the Agent Loans and Agent Advances, Foothill shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Facility Agent, and the terms "Lender" and "Lenders" include Foothill in its individual capacity.





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            17.9    SUCCESSOR AGENTS.  Facility Agent may resign as Facility
Agent following notice of such resignation ("Notice") to Facility Co-Agent, the Lenders and Borrower, and effective upon the appointment of and acceptance of such appointment by, a successor Facility Agent. If Facility Agent resigns under this Agreement, the Required Lenders shall appoint Facility Co-Agent or with the consent of Borrower (not to be unreasonably delayed or withheld) any Lender or Eligible Transferee as successor Facility Agent for the Lenders. If no successor Facility Agent is appointed within 30 days of such retiring Facility Agent's Notice, Facility Co-Agent may appoint itself Facility Agent, or may appoint another Person as successor Facility Agent, after consulting with the Lenders and Borrower. In any such event, upon the acceptance of its appointment as successor Facility Agent hereunder, such successor Facility Agent shall succeed to all the rights, powers and duties of the retiring Facility Agent and the term "Facility Agent" shall mean such successor Facility Agent and the retiring Facility Agent's appointment, powers, and duties as Facility Agent shall be terminated. Facility Co-Agent may resign as Facility Co-Agent following notice of such resignation to the Facility Agent, Lenders, and Borrower, effective upon such notice. After any retiring Agent's resignation hereunder as one of the Agents, the provisions of this Section 17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was one of the Agents under this Agreement.

            17.10 WITHHOLDING TAX. If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Facility Agent or Borrower did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Facility Agent and Borrower of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify Facility Agent and Borrower fully for all amounts paid, directly or indirectly, by Facility Agent or Borrower as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Facility Agent or Borrower under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation of Facility Agent.

            17.11   COLLATERAL MATTERS.

                    (a) The Lenders hereby irrevocably authorize Facility Agent, to release any Lien on any Collateral (i) upon the termination of the Commitments, the payment and satisfaction in full by Borrower of all non-contingent Obligations, and the satisfaction of all obligations of the Lender Group under outstanding Letters of Credit pursuant to Section 2.2(e) and upon such termination and payment Facility Agent shall deliver to Borrower, at Borrower's sole cost and expense, all UCC termination statements and any other documents necessary to terminate the Loan Documents and release the Liens with respect to the Collateral; (ii) which is the subject of an Asset Sale permitted by Section 7.4 or is a disposition of an asset which does not constitute an Asset Sale and if Borrower so certifies such facts to Facility Agent (and
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certificate, without further inquiry); (iii) constituting property in which
Borrower owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to Borrower under a lease that has expired or been terminated in a transaction permitted under this Agreement;
(v) constituting a parcel of non-Core Real Property Collateral, with a book value of less than $250,000, if such parcel is located in an SFHA, upon the exercise of the Facility Agent's discretion, or at the request of any Lender to comply with applicable regulatory requirements; or (vi) upon the exercise of the Facility Agent's discretion, but the aggregate book value of all such Collateral released under this clause (v) shall not exceed $5,000,000. Except as provided above, Facility Agent will not release any Lien on any Collateral without the prior written authorization of the Lenders. Upon request by Facility Agent or Borrower at any time, the Lenders will confirm in writing Facility Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 17.11; provided, however, that (y) Facility Agent shall not be required to execute any document necessary to evidence such release on terms that, in Facility Agent's opinion, would expose Facility Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (z) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon, or obligations of Borrower in respect of, all interests retained by Borrower, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                    (b) Facility Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrower, is cared for, protected, or insured or has been encumbered, or that the Liens of the Facility Agent (for the benefit of the Lender Group) have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Facility Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, Facility Agent may act in any manner it may deem commercially reasonable, in its sole discretion given Facility Agent's own interest in the Collateral in its capacity as one of the Lenders and that Facility Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

                    (c) Facility Agent shall exercise all rights and remedies afforded the Lender Group hereunder with respect to the Collateral, with the advice and assistance of the Facility Co-Agent and the Lenders. Facility Agent may in its own name or through the formation of one or more business entities ("Nominee"), own or manage any Collateral acquired as a result of "bidding in" at a foreclosure sale or similar disposition or obtained through a deed in lieu or the like ("Post-Foreclosure Property"). Facility Agent shall manage any such Nominee, and manage and dispose of any such Post-Foreclosure Property with a view towards the realization of the economic benefits of the ownership of the same,





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and in such regard the Facility Agent or such Nominee may operate, repair, manage, maintain, develop, and dispose of any such Post-Foreclosure Collateral as the Agents determine is appropriate under the circumstances. Facility Agent, and any such Nominee, with respect to the conduct of such liquidation and management of such Post-Foreclosure Collateral shall have all of the rights, powers, privileges, discretions, and immunities granted to the Facility Agent hereunder. Facility Co-Agent and each Lender shall execute all such instruments and documents as the Facility Agent or such Nominee may request with respect to the creation and governance of any Nominee, the exercise of the Lender Group's rights and remedies, and the disposition of any Post-Foreclosure Collateral.

            17.12   RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

                    (a) Each of the Lenders agrees that it shall not, without the express consent of Facility Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Facility Agent, set off against the Obligations any amounts owing by such Lender to Borrower or any accounts of Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Facility Agent, take or cause to be taken any action, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

                    (b) Subject to Section 17.8, if, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of Borrower to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Facility Agent pursuant to the terms of this Agreement, or (ii) payments from Facility Agent in excess of such Lender's Pro-Rata Share of all such distributions by Facility Agent, such Lender shall promptly (1) turn the same over to Facility Agent, in kind, and with such endorsements as may be required to negotiate the same to Facility Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or
(2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro-Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participation shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.





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            17.13   AGENCY FOR PERFECTION.  Facility Agent and each Lender
hereby appoints each other Lender as agent for the purpose of perfecting the Liens of the Lender Group in assets which, in accordance with Division 9 of the UCC can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Facility Agent thereof, and, promptly upon Facility Agent's request therefor shall deliver such Collateral to Facility Agent or in accordance with Facility Agent's instructions.

            17.14 PAYMENTS BY FACILITY AGENT TO THE LENDERS. All payments to be made by Facility Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to the instructions set forth on Schedule C-1, or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to Facility Agent. Concurrently with each such payment, Facility Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on revolving advances or otherwise.

            17.15 CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS. Each member of the Lender Group authorizes and directs Facility Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the ratable benefit (subject to Section 4.1) of the Lender Group. Each member of the Lender Group agrees that any action taken by Agents, Required Lenders, or all Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agents, Required Lenders, or all Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

            17.16 FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY; DISCLAIMERS BY LENDERS; OTHER REPORTS AND INFORMATION. By signing this Agreement, each Lender;

                    (a) is deemed to have requested that Facility Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by Facility Agent, and Facility Agent shall so furnish each Lender with such Reports;

                    (b) expressly agrees and acknowledges that Facility Agent (i) does not make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report;

                    (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Facility Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon Borrower's books and records, as well as on representations of Borrower's personnel;





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                    (d)      agrees to keep all Reports and other material
information obtained by it pursuant to the requirements of this Agreement in accordance with its reasonable customary procedures for handling confidential information and in accordance with Section 18.8; and

                    (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Facility Agent, Facility Co-Agent, and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower; and (ii) to pay and protect, and indemnify, defend, and hold Facility Agent, Facility Co-Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, attorney costs) incurred by Facility Agent, Facility Co-Agent, and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender. The obligations of the Lenders in this Section shall survive the payment of all Obligations hereunder, the resignation of the Facility Agent or the Facility Co-Agent, and the termination of this Agreement.

In addition to the foregoing: (x) any Lender may from time to time request of Agents in writing that Agents provide to such Lender a copy of any report or document provided by Borrower to Agents, and, upon receipt of such request, Agents shall provide a copy of same to such Lender promptly upon receipt thereof; (y) to the extent that Agents are entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request Agents to exercise such right as specified in such Lender's notice to Agents, whereupon Agents promptly shall request of Borrower the additional reports or information specified by such Lender, and, upon receipt thereof, Agents promptly shall provide a copy of same to such Lender; and (z) any time that Agents render to Borrower a statement regarding the Loan Account, Agents shall send a copy of such statement to each Lender.

            17.17 SEVERAL OBLIGATIONS; NO LIABILITY. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Facility Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Facility Agent (if any) to make any Advances or issue such Letters of Credit shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such Advances or to participate in the issuance of such Letters of Credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any





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matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 17.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make Advances, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

   18.      GENERAL PROVISIONS.

            18.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower and the Lender Group.

            18.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

            18.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

            18.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

            18.5 COUNTERPARTS; TELEFACSIMILE EXECUTION. Any of the Loan Documents may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same respective agreement. Delivery of an executed counterpart of such Agreements by telefacsimile shall be equally as effective as delivery of an original executed counterpart of such Agreements. Any party delivering an executed counterpart of such Agreements by telefacsimile also shall deliver an original executed counterpart of such Agreements but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of such Agreements.

            18.6 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or any Guarantor of the Obligations or the transfer by any or all of such parties to the Agents or the other members of the Lender Group of any property of either or both of such parties should for any reason subsequently be declared to





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be void or voidable under any state or federal law relating to creditors'
rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Agents or the other members of the Lender Group are required to repay or restore, in whole or in part, any such Voidable Transfer, or elect to do so upon the reasonable advice of their counsel, then, as to any such Voidable Transfer, or the amount thereof that the Agents or the other members of the Lender Group are required or elect to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrower or such Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

            18.7 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

            18.8    CONFIDENTIALITY.

                    (a)      Subject to the provisions of clause (b) of this
Section 18.8, each member of the Lender Group (a "Recipient") agrees that it will use its best efforts not to disclose without the prior consent of Borrower (other than to its employees, authorities, advisors or counsel, provided, however, that such Persons shall be subject to the provisions of this Section
18.8 to the same extent as such Recipient) any information with respect to Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Loan Document and which is designated by Borrower to such Recipient in writing as confidential, provided, however, that such Recipient may disclose any such information (i) as has become generally available to the public, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state, or Federal regulatory body having or claiming to have jurisdiction over such Recipient, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Recipient, (v) to any prospective or actual transferee or Participant in connection with any contemplated transfer or participation of this Agreement, the Obligations, or any interest therein by such Recipient, provided, however, that such prospective transferee or Participant executes an agreement with such Recipient substantially the same as to Exhibit 18.8, and (vi) as may be reasonably required in connection with the Lender Group's enforcement of this Agreement or the other Loan Documents against Borrower or any Guarantor.

                    (b) Borrower hereby acknowledges and agrees that each Recipient may share with any of its affiliates any information related to Borrower or any of its subsidiaries (including, without limitation, any nonpublic customer information regarding the





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creditworthiness of Borrower and its subsidiaries), provided such Persons shall be subject to the provisions of this Section 18.8 to the same extent as such Recipient.

            18.9 SURVIVAL OF INDEMNIFICATION OBLIGATIONS. All of the indemnification Obligations of Borrower under this Agreement or any of the other Loan Documents, including, but not limited to, Sections 2.2(b), 2.17, and 11.3, shall survive the payment of all other Obligations hereunder and the termination of this Agreement; provided, however, that where so specified herein such indemnification may be limited to a period of nine months after termination of this Agreement.

            18.10 CONFLICTING TERMS; MORTGAGE PROVISIONS. Notwithstanding anything to the contrary provided herein, in the Mortgages or in any other Loan Document, if any provision of the Mortgages or any other Loan Document contradicts a provision in this Agreement, the provisions of this Agreement shall control. In addition (without limiting the foregoing), to the extent any Mortgage contains the provisions set forth on Schedule 18.10, such provisions are hereby amended or deleted from the Mortgages as set forth on Schedule
18.10. In addition, in the event that Borrower or any Restricted Subsidiary fails to comply with any covenant contained in the Mortgages, Facility Agent shall provide thirty days prior written notice and opportunity to cure to Borrower (on behalf of itself or such Restricted Subsidiary) before same shall constitute a Default or Event of Default.



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            18.11   AMENDMENT AND RESTATEMENT.  Borrower acknowledges and
agrees that the security interest granted by it pursuant to the Existing Loan Documents and in the Existing Agreement (and maintained pursuant to this Agreement) continues (without interruption) in full force and effect in favor of Facility Agent. Upon the effectiveness of this Agreement, (a) the outstanding Obligations owing under the Existing Facility shall have been acquired by and continue in favor of the Lender Group, (b) the terms and conditions of the Existing Agreement are hereby amended and restated in their entirety by this Agreement, and (c) Borrower forever releases, discharges, and acquits Existing Lender, any Participant (as defined in the Existing Loan Agreement), and each member of the Lender Group, and each of their officers, directors, agents and employees, and any of their successors and assigns, from all obligations, indebtedness, and liabilities to Borrower of every kind, nature or description, direct or indirect, absolute or contingent, whether arising under contract or tort, arising under or in connection with the Existing Agreement and the Existing Loan Documents arising prior to the date hereof.



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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in Los Angeles, California.

                                     GREYHOUND LINES, INC.,
                                     a Delaware corporation


                                     By /s/ STEVEN L. KORBY
                                       ----------------------------------------

                                     Title: Executive Vice President
                                           ------------------------------------


                                     FOOTHILL CAPITAL CORPORATION,
                                     a California corporation, as Facility
                                     Agent, and as a Lender


                                     By /s/ THOMAS SIGURDSON
                                       ----------------------------------------

                                     Title: Vice President
                                           ------------------------------------


                                     BANKBOSTON, N.A.,
                                     a national banking organization, as
                                     Facility Co-Agent, and as a Lender


                                     By /s/ HOWARD BAILEY
                                       ----------------------------------------

                                     Title: Vice President
                                           ------------------------------------


                                     FREMONT FINANCIAL CORPORATION


                                     By
                                       ----------------------------------------

                                     Title:
                                           ------------------------------------





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
                                     CORESTATES BANK, N.A.


                                     By
                                       ----------------------------------------

                                     Title:
                                           ------------------------------------


                                     LASALLE NATIONAL BANK


                                     By
                                       ----------------------------------------

                                     Title:
                                           ------------------------------------


                                     CONGRESS FINANCIAL CORPORATION


                                     By
                                       ----------------------------------------

                                     Title:
                                           ------------------------------------


                                     FLEET CAPITAL CORPORATION


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Foothill/Agent Greyhound
F6384-0813